Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION
THIRD QUARTER ENDED SEPTEMBER 30, 2025

"The biggest innovations of the 21st century will be at the intersection of biology and technology."

STEVE JOBS

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

CAMPUS POINT BY ALEXANDRIA MEGACAMPUS
UNIVERSITY TOWN CENTER, SAN DIEGO

ALEXANDRIA EXECUTES LARGEST LIFE SCIENCE LEASE IN COMPANY
HISTORY WITH A LONG-STANDING MULTINATIONAL PHARMACEUTICAL
TENANT FOR A 466,598 RSF BUILD-TO-SUIT RESEARCH HUB AT
THE CAMPUS POINT MEGACAMPUS™ IN SAN DIEGO

Our long-term lease with a high-credit tenant underscores the strength and uniqueness of the Alexandria brand, as underpinned by:
•	Enduring tenant relationships and commitment to innovation

•	Expertise in design, development, and operations

•	Our Megacampus platform supporting tenant growth and talent recruitment and retention

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

Table of Contents
September 30, 2025

COMPANY HIGHLIGHTS	Page		Page
Mission and Cluster Model .....................................................................	iii

EARNINGS PRESS RELEASE
Third Quarter Ended September 30, 2025 Financial and Operating Results ................................................................................	1	Earnings Call Information and About the Company .......................	8
2025 Guidance .........................................................................................	4	Consolidated Statements of Operations ..........................................	9
2026 Considerations ...............................................................................	6	Consolidated Balance Sheets ............................................................	10
Dispositions and Exchange of Partial Interests ...................................	7	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION
Company Profile .......................................................................................	14	External Growth / Investments in Real Estate
Investor Information .................................................................................	15	Investments in Real Estate ................................................................	32
Financial and Asset Base Highlights .....................................................	16	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	18	Recent Deliveries ...........................................................................	34
Internal Operating Metrics		Current Projects ..............................................................................	36
Key Operating Metrics .............................................................................	19	Summary of Pipeline ......................................................................	40
Same Property Performance ..................................................................	20	Construction Spending ........................................................................	45
Leasing Activity .........................................................................................	22	Capitalization of Interest .....................................................................	46
Contractual Lease Expirations ...............................................................	23	Joint Venture Financial Information ...................................................	51
Top 20 Tenants .........................................................................................	24	Balance Sheet Management
Summary of Properties and Occupancy ..............................................	25	Investments ..........................................................................................	53
Property Listing ........................................................................................	26	Balance Sheet ......................................................................................	54
		Key Credit Metrics ...............................................................................	55
		Summary of Debt .................................................................................	56
		Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	61

CONFERENCE CALL INFORMATION:
Tuesday, October 28, 2025 2:00 p.m. Eastern Time 11:00 a.m. Pacific Time

(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iii

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

LOCATION
INNOVATION
TALENT
CAPITAL

THAT'S WHAT'S IN **OUR DNA**®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iv

THE ALEXANDRIA BRAND IS BUILT ON TRUST

and earned through collaborations, consistency, and reliability

WORLD'S MOST TRUSTWORTHY COMPANIES 2025

Newsweek

statista

GLOBAL DISTINCTION

– TWO YEARS IN A ROW –

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	v

"Widen the moat, build enduring competitive advantage, delight your customers, and relentlessly fight costs."

WARREN BUFFETT

ALEXANDRIA: THE MOST
TRUSTED BRAND IN LIFE
SCIENCE REAL ESTATE™
WE INVENTED IT.
WE DOMINATE IT.

ALEXANDRIA’S MEGACAMPUS™ PLATFORM REPRESENTS
77% OF OUR ANNUAL RENTAL REVENUE

LARGEST, HIGHEST-QUALITY ASSET BASE CLUSTERED IN THE KEY CENTERS OF LIFE SCIENCE INNOVATION

SECTOR-LEADING CLIENT BASE OF ~700 TENANTS

HIGH-QUALITY CASH FLOWS

PROVEN UNDERWRITING

FORTRESS BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM
As of September 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vi

CAMPUS POINT BY ALEXANDRIA MEGACAMPUS
UNIVERSITY TOWN CENTER, SAN DIEGO

ALEXANDRIA’S MEGACAMPUS™ PLATFORM DRIVES SUPERIOR OPERATING
RESULTS BY CLUSTERING HIGH-QUALITY COLLABORATIVE LIFE SCIENCE AND
ADVANCED TECHNOLOGIES FACILITIES IN TOP INNOVATION MARKETS

ALEXANDRIA’S MEGACAMPUS OCCUPANCY OUTPERFORMS THE MARKET(1)

ALEXANDRIA’S MEGACAMPUS PLATFORM

77% of Annual Rental Revenue

91% Megacampus	73% Market

18% Occupancy Outperformance

As of September 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the occupancy of operating properties at Alexandria’s Megacampus ecosystems within the Greater Boston, San Francisco Bay Area, and San Diego markets as of September 30, 2025, compared to the average market occupancy for these markets per the Q2 2025 U.S. Life Sciences Report published by CBRE Research.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vii

INNOVATION IS THE DRIVING FORCE BEHIND THE LIFE SCIENCE INDUSTRY'S GROWTH AND REPRESENTS AN IMMENSE OPPORTUNITY FOR THE FUTURE

CRITICAL FOR NATIONAL HEALTH AND SECURITY

The life science industry is critical for maintaining a stronger, safer, and healthier country, as well as for America's global life science leadership and future economic growth.

ADDRESSES MASSIVE UNMET MEDICAL NEED

With more than 10,000 diseases, over 90% of which still have NO approved treatments,[(1)] significant innovation in life science will remain imperative.

DELIVERS RELENTLESS INNOVATION

Life science is fueled by new discoveries coming out of academia, biotech, and pharma. The U.S. has the best substrate in the world to continue to drive the research, development, and commercialization of new medicines well into the future.

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	viii

FOUR CRITICAL PILLARS OF THE U.S. LIFE SCIENCE INDUSTRY ENABLE AND DRIVE DEMAND FOR ALEXANDRIA'S CRITICAL INFRASTRUCTURE

1 STRONG BASIC & TRANSLATIONAL RESEARCH

Discovery of fundamental disease biology that underpins the development of future medicines

2 ROBUST ENTREPRENEURIAL ENVIRONMENT & ACCESS TO CAPITAL

R&D funding across private, public biotech, and pharma to improve and extend lives

3 RELIABLE AND EFFICIENT REGULATORY FRAMEWORK AND PACE OF FDA APPROVALS

Transparent process for evaluating new medicines that is supported by reliable and efficient timelines and open communication

4 REIMBURSEMENT FOR INNOVATIVE MEDICINES

Drug pricing policy that balances incentivizing new medicine development, potential long-term healthcare savings, and patient access

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	ix

THERE IS IMMENSE OPPORTUNITY TO SOLVE THE MORE THAN 10,000 DISEASES, OF WHICH OVER 90% CURRENTLY HAVE NO TREATMENTS[1]

Key Disease Areas of Significant Unmet Need in the United States

CHRONIC DISEASE	**129M**	Adults Suffering From One or More Chronic Diseases[2]
HEART DISEASE	**1 in 5**	Deaths Due to Heart Disease, the Leading Cause of Death[3]
CANCER	**40%**	Percentage of Individuals Who Will Be Diagnosed With Cancer During Their Lifetime[4]
ALZHEIMER'S DISEASE	**7.2M**	Adults Over 65 Living With Alzheimer's Disease[5]

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.
(2)Source: PhRMA, “Medicines in Development for Chronic Diseases: 2024 Report.”
(3)Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Represents the latest published data, which reflects the U.S. estimate for 2022.
(4)Source: National Cancer Institute, “Cancer Statistics,” updated May 7, 2025. Represents the latest published data, which reflects 2018–2021 data, not including 2020 due to COVID.
(5)Source: Alzheimer’s Association, “2025 Alzheimer’s Disease Facts and Figures.” Represents the latest published data, which reflects the U.S. estimate for 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	x
NASDAQ BIOTECHNOLOGY INDEX (NBI) TSR CONTINUES TO BROADLY TRACK THE
DIRECTIONAL PATH OF THE S&P 500 INDEX TSR
NBI TSR
1,441%
S&P 500
Index TSR
1,221%
ARE TSR
1,064%
Total Shareholder Return
From ARE’s IPO on May 27, 1997 to September 30, 2025
Source: S&P Global Market Intelligence.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xi
AFTER A SLOW START TO THE YEAR, NOVEL FDA APPROVALS HAVE
RESUMED A HEALTHY PACE THROUGH THE THIRD QUARTER

~12
AVERAGE NUMBER OF QUARTERLY NOVEL FDA APPROVALS SINCE 2019
22
32
44
49
18
3Q25
16
1H25
2005–2009
2010–2014
2015–2019
2020–2024
YTD3Q25

5-YEAR ANNUAL AVERAGE NOVEL FDA APPROVALS SINCE 2005

49%

Percentage of FDA Approvals Marketed by Alexandria Tenants Since 2013

NOVEL THERAPIES FROM ALEXANDRIA TENANTS APPROVED IN THE PAST 12 MONTHS

SpringWorks THERAPEUTICS

GOMEKLI

First FDA-approved therapy to treat neurofibromatosis type 1 in adults and pediatric patients

VERTEX

JOURNAVX

Novel non-opioid therapy for moderate to severe pain

bridgebio

ATTRUBY

Corrector of misfolded transthyretin protein to treat cardiomyopathy resulting from transthyretin amyloidosis

(1)
Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.
(1)Includes two additional approvals through October 24, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xii

GRAND OPENING:
LILLY GATEWAY LABS SAN DIEGO
POWERED BY ALEXANDRIA

Operated in a strategic collaboration with Lilly, the San Diego Gateway Labs is a unique shared innovation hub designed to empower the most promising biotech companies to develop life-changing medicines

FNIH

2025 CHARLES A. SANDERS, MD, PARTNERSHIP AWARD

Recognizing Alexandria's leadership in spearheading a groundbreaking public-private partnership with the FNIH to build a precision medicine framework for depression

SUSTAINABILITY RECOGNITIONS & AWARDS

GRESB
REAL ESTATE

NINTH CONSECUTIVE
GREEN STAR DESIGNATION
2017–2025

EIGHTH CONSECUTIVE
"A" DISCLOSURE SCORE
2018–2025

2025 I2SL SUSTAINABILITY LABORATORY AWARDS
NEW CONSTRUCTION WINNER

325 BINNEY STREET
CAMBRIDGE

INTERNATIONAL LIVING FUTURE INSTITUTE
ZERO ENERGY CERTIFICATION™

685 GATEWAY BOULEVARD
SOUTH SAN FRANCISCO

ALEXANDRIA’S LIFE SCIENCE INDUSTRY AND
CORPORATE RESPONSIBILITY LEADERSHIP

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xiii
2025 RECYCLED ASSETS SOLD OR TO BE SOLD TO FUND OUR CAPITAL NEEDS AND
ENABLE ACHIEVEMENT OF 80% ANNUAL RENTAL REVENUE FROM
MEGACAMPUSES

$87M REDUCTION IN ANNUAL NET OPERATING INCOME(1) FROM 2025 DISPOSITIONS(2)

32 TOTAL TRANSACTIONS(2)

$1.5B TOTAL SALES(2)
Stabilized
Properties
Land
20% to
30%
20% to
30%
40% to 60%
Non-stabilized Properties
2025 DISPOSITIONS BY REAL ESTATE CLASSIFICATION(2)
(1)Represents annual net operating income for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
(2)Represents completed and pending YTD 2025 dispositions.. Refer to “Dispositions and Exchange of Partial Interests” in the Earnings Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xiv
ALEXANDRIA’S LONG-STANDING TRACK RECORD OF MONETIZING EMBEDDED
ASSET VALUE: 2019–YTD 3Q25 DISPOSITIONS AND PARTIAL INTEREST SALES

($ in billions)
$0.9
$0.4
$0.01
$1.1
$0.4
$0.1
$2.6
$1.1
$0.1
$2.2
$1.2
$0.1
$1.3
$0.3
$0.4
$1.4
$0.1
$0.2
$0.5
$0.0
$0.5
2019
2020
2021
2022
2023
2024
YTD 3Q25
Total Proceeds(1)
Total Gains(2)
Total Impairments(2)

2019–YTD 3Q25 AGGREGATE $10B Total Proceeds(1)

$3.6B Total Gains on Sales of Real Estate(2)

$1.4B Total Impairments of Real Estate(2)
2019–YTD 3Q25 DISPOSITIONS AND PARTIAL INTEREST SALES
(1)Represents aggregate proceeds from outright sales and sales of partial interests.
(2)Total gains and impairments include any amounts related to sales of partial interests recognized in additional paid-in capital.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xv
ALEXANDRIA’S DISCIPLINED COST-CONTROL AND EFFICIENCY INITIATIVES HAVE
DRIVEN SUBSTANTIAL REDUCTIONS IN GENERAL AND ADMINISTRATIVE EXPENSES
Alexandria’s 2025 overhead is approximately half that of other S&P 500 REITs
ALEXANDRIA
S&P 500 REITS
(excluding Alexandria)
VS
(1)
(1)
GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME(2)
Source for S&P 500 REIT data: S&P Global Market Intelligence.
(1)Trailing twelve months ended September 30, 2025 and June 30, 2025, respectively. Refer to “2026 Considerations” in the Earnings Release for additional details.
(2)Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	1
Alexandria Real Estate Equities, Inc. Reports:
3Q25 and YTD 3Q25 Net Loss per Share – Diluted of $(1.38) and $(2.09), respectively; and
3Q25 and YTD 3Q25 FFO per Share – Diluted, as Adjusted, of $2.22 and $6.85, respectively
PASADENA, Calif. – October 27, 2025 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the third quarter ended September 30, 2025.

Key highlights
			YTD
Operating results	3Q25	3Q24	3Q25	3Q24
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(234.9)	$164.7	$(356.1)	$374.5
Per share	$(1.38)	$0.96	$(2.09)	$2.18
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$377.8	$407.9	$1,166.3	$1,217.3
Per share	$2.22	$2.37	$6.85	$7.08
A sector-leading REIT with a high-quality, diverse tenant base, strong margins, and long lease terms

(As of September 30, 2025, unless stated otherwise)
Occupancy of operating properties in North America	90.6%
Percentage of annual rental revenue in effect from Megacampus™ platform	77%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%
Operating margin	68%
Adjusted EBITDA margin	71%
Percentage of leases containing annual rent escalations	97%

Weighted-average remaining lease term:
Top 20 tenants	9.4	years
All tenants	7.5	years

Strong 3Q25 tenant collections:
3Q25 tenant rents and receivables collected as of October 27, 2025	99.9%
Strong and flexible balance sheet with significant liquidity; top 15% credit rating ranking among all publicly traded U.S. REITs
•$27.8 billion in total market capitalization.
•$14.2 billion in total equity capitalization.
•Net debt and preferred stock to Adjusted EBITDA of 6.1x and fixed-charge coverage ratio of
3.9x for 3Q25 annualized, with 4Q25 annualized targets of 5.5x to 6.0x and 3.6x to 4.1x, respectively.
•Significant liquidity of $4.2 billion, or 4.2x our debt maturities through 2027.
•Only 7% of our total debt matures through 2027.
•11.6 years weighted-average remaining term of debt, longest among S&P 500 REITs.
•Since 2021, our quarter-end fixed-rate debt has averaged 96.7%.
•Total debt and preferred stock to gross assets of 31%.
•$166.9 million of capital contribution commitments from existing real estate joint venture partners to fund construction from 4Q25 through 2027 and beyond.
Solid leasing volume and rental rate increases
•Leasing volume of 1.2 million RSF during 3Q25.
•Includes the largest life science lease in company history with a long-standing multinational pharmaceutical tenant for a 16-year build-to-suit lease expansion aggregating
466,598 RSF, located on the Campus Point by Alexandria Megacampus in our University
Town Center submarket.
•Leasing of previously vacant space aggregating 256,633 RSF, up 40%, over the quarterly average over the last five quarters.
•Rental rate increases on lease renewals and re-leasing of space of 15.2% and 6.1% (cash basis) for 3Q25 and 13.6% and 6.8% (cash basis) for YTD 3Q25.
•82% of our leasing activity during the last twelve months was generated from our existing tenant base.

	3Q25	YTD 3Q25
Lease renewals and re-leasing of space:
Rental rate increase	15.2%	13.6%
Rental rate increase (cash basis)	6.1%	6.8%
RSF	354,367	1,722,184
Leasing of previously vacant space – RSF	256,633	550,986
Leasing of development and redevelopment space – RSF	560,344	698,542
Total leasing activity – RSF	1,171,344	2,971,712
Dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared of $1.32 per share for 3Q25, aggregating $5.28 per common share for the twelve months ended September 30, 2025, up 14 cents, or 2.7%, over the twelve months ended September 30, 2024.
•Dividend yield of 6.3% as of September 30, 2025 and dividend payout ratio of 60% for the three months ended September 30, 2025.
•Significant net cash flows provided by operating activities after dividends retained for reinvestment aggregating $2.3 billion for the years ended December 31, 2021 through 2024 and the midpoint of our 2025 guidance range.
•In addition, as described in the “2026 Considerations” section of guidance, in light of market and life science industry conditions and our continued focus on capital efficiency, our Board of
Directors expects to carefully evaluate our 2026 dividend strategy.
Ongoing execution of Alexandria’s 2025 capital recycling strategy
We expect to fund a significant portion of our capital requirements for the year ending
December 31, 2025 through dispositions of non-core assets, land, partial interest sales, and sales to owner/users. We expect dispositions of land to represent 20%–30% of our total dispositions and sales of partial interests for 2025.

(dollars in millions)	Sales Price
Total dispositions completed as of October 27, 2025	$508
Our share of pending transactions subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations	1,032
Our share of completed and pending 2025 dispositions and sales of partial interests	$1,540	(1)
(1)Excludes an exchange of partial interests of Pacific Technology Park and 199 East Blaine Street with nominal net cash proceeds. Refer to “Dispositions and exchange of partial interests” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	2

Third Quarter Ended September 30, 2025 Financial and Operating Results (continued)
September 30, 2025

Leasing progress on temporary vacancy

Operating occupancy as of June 30, 2025	90.8%
Assets with vacancy designated as held for sale during 3Q25 now excluded from operating occupancy and expected to be sold primarily in 4Q25	0.9
Reduction in occupancy, primarily from 3Q25 lease expirations	(1.1)	(1)
Operating occupancy as of September 30, 2025	90.6
Key vacant space leased with future delivery	1.6	(2)
Operating occupancy as of September 30, 2025, including leased but not yet delivered space	92.2%

(1)Comprises the following: (i) 0.3% related to lease expirations that became vacant in 3Q25 and have been re-
leased with a future delivery upon completion of construction (and is included in item 2 below); (ii) 0.2%
vacancy at one asset in our Greater Stanford submarket, which was recently acquired with the intent to redevelop office to laboratory space but for which we are now evaluating options to reposition for advanced technologies use; and (iii) 0.6% of other occupancy declines, primarily from space that became vacant during
3Q25 which we are currently marketing. These lease expirations resulting in the 1.1% decline in occupancy previously generated annual rental revenue aggregating approximately $29.0 million and had a weighted-
average lease expiration date at the end of July 2025.
(2)Represents temporary vacancies as of September 30, 2025 aggregating 617,458 RSF, primarily in the Greater
Boston, San Francisco Bay Area, San Diego, and Seattle markets, that are leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is approximately May 1, 2026 and the expected annual rental revenue is approximately $46 million.
Key operating metrics

Operating metrics	3Q25		YTD 3Q25
(dollars in millions)
Net operating income (cash basis) – annualized	$1,928	(1)	$1,975
(Decline)/Increase compared to 3Q24 and YTD 3Q24, annualized	(5.8)%	(2)	1.3%	(2)

Same property performance:
Net operating income changes	(6.0)%		(3.1)%
Net operating income changes (cash basis)	(3.1)%		3.0%
Occupancy – current-period average	91.4%		92.6%
Occupancy – same-period prior-year average	94.8%		94.6%
(1)Quarter annualized.
(2)Decrease in net operating income (cash basis) includes the impact of operating properties disposed of after
January 1, 2024. Excluding these dispositions, net operating income (cash basis) – annualized for the three months ended September 30, 2025 would have decreased by 1.2%, and for the nine months ended
September 30, 2025 would have increased by 7.3%, compared to the corresponding periods in 2024.
•General and administrative expenses of $89.0 million for YTD 3Q25, representing cost reductions of $46.6 million or 34%, compared to YTD 3Q24, primarily the result of cost-
control and efficiency initiatives related to reducing personnel-related costs and streamlining business processes. Given that some of these cost savings are expected to be temporary in nature, we anticipate approximately half of the cost reduction expected to be achieved in
2025 will continue in 2026.
•As a percentage of net operating income, our general and administrative expenses for the trailing twelve months ended September 30, 2025 were 5.7% — the lowest level in the past ten years and approximately half the average of other S&P 500 REITs.
Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $16 million commencing during 3Q25, with an additional $111 million of incremental annual net operating income anticipated to deliver by 4Q26 primarily from projects that are 80%
leased/negotiating
•During 3Q25, we placed into service development projects aggregating 185,517 RSF that are
89% occupied across multiple submarkets and delivered incremental annual net operating income of $16 million.
•A significant 3Q25 delivery consisted of 122,302 RSF at 10935, 10945, and 10955
Alexandria Way on the One Alexandria Square Megacampus in our Torrey Pines
submarket.
•Annual net operating income (cash basis) from recently delivered projects is expected to increase by $50 million upon the burn-off of initial free rent, which has a weighted-average remaining period of approximately three months.
•During 1Q25–4Q26, we expect to deliver annual net operating income representing nearly
8% growth in total net operating income from 2024 from projects that are 85% leased.
•76% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF		Occupied/ Leased/ Negotiating Percentage
(dollars in millions)
Placed into service:
1H25	$52		527,268		96%
3Q25	16		185,517		89
Placed into service in YTD 3Q25	$68	(1)	712,785		94%

Expected to be placed into service:
4Q25 through 4Q26	$111	(2)	969,524	(3)	80%	(4)
(1)Excludes future incremental annual net operating income from recently delivered spaces aggregating 42,449
RSF that were vacant and/or unleased at delivery.
(2)Includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond, including speculative future leasing that is not yet fully committed. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the
Supplemental Information for additional details.
(3)Represents the RSF related to projects expected to stabilize by 4Q26. Does not include RSF for partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.
(4)Represents the current leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 4Q25 through 4Q26.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	3

Third Quarter Ended September 30, 2025 Financial and Operating Results (continued)
September 30, 2025

Strong and flexible balance sheet
Key capital events
•In August 2025, we repaid a secured construction loan aggregating $154.6 million with an interest rate of 7.18%, which was secured by our development project at 99 Coolidge Avenue in our Cambridge/Inner Suburbs submarket. The project is currently 81% leased/negotiating and is expected to be delivered in 4Q26. In connection with the repayment, we recognized a loss on early extinguishment of debt of $107 thousand for the write-off of unamortized deferred financing costs in 3Q25.
Investments
•As of September 30, 2025:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $28.3 million, comprising gross unrealized gains and losses aggregating $180.4 million and
$152.1 million, respectively.
•Investment income of $28.2 million for 3Q25 presented in our consolidated statement of operations consisted of $34.8 million of realized gains, $18.5 million of unrealized gains, and
$25.1 million of impairment charges.
Other key highlights

Key items included in net income attributable to Alexandria’s common stockholders:
					YTD
	3Q25	3Q24	3Q25	3Q24	3Q25	3Q24	3Q25	3Q24
(in millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized gains (losses) on non-real estate investments	$18.5	$2.6	$0.11	$0.02	$(71.6)	$(32.5)	$(0.42)	$(0.19)
Gain on sales of real estate	9.4	27.1	0.06	0.16	22.5	27.5	0.13	0.16
Impairment of non-real estate investments	(25.1)	(10.3)	(0.15)	(0.06)	(75.5)	(37.8)	(0.45)	(0.22)
Impairment of real estate(1)	(323.9)	(5.7)	(1.90)	(0.03)	(485.6)	(36.5)	(2.85)	(0.22)
Loss on early extinguishment of debt	(0.1)	—	—	—	(0.1)	—	—	—
Increase in provision for expected credit losses on financial instruments	—	—	—	—	(0.3)	—	—	—
Total	$(321.2)	$13.7	$(1.88)	$0.09	$(610.6)	$(79.3)	$(3.59)	$(0.47)
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
Subsequent event
•In October 2025, we completed dispositions aggregating $167.4 million across three submarkets and recognized a gain on sales of real estate of $4.4 million. Refer to
“Dispositions and exchange of partial interests” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	4

2025 Guidance
September 30, 2025
(Dollars in millions, except per share amounts)

Guidance for 2025 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2025. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Our guidance for 2025 is subject to a number of variables and uncertainties, including actions and changes in policy by the current U.S. administration related to the regulatory environment, life science funding, the U.S. Food and Drug Administration and National Institutes of Health, trade, and other areas. For additional discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated, refer to our discussion of “forward-looking statements” on page 8 of the Earnings Press Release as well as our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
Key changes to our 2025 guidance include the following:
1)The midpoint of our guidance range for 2025 net (loss) income per share was reduced by $3.44 from $0.50 to $(2.94). In addition to the items discussed in item 2 below, the update to our guidance range for 2025 net (loss) income per share includes the following:
•Potential additional impairments of real estate (including impairments on stabilized and non-stabilized properties and land) that may be recognized in 4Q25 ranging from $0 to $685 million, related to assets that could potentially be sold in 4Q25 or 2026, and if such assets meet the held for sale criteria in 4Q25, considering market factors, buyer ability to perform, our desire to proceed with a sale at a particular price, and other factors.
•Potential additional gain on sales of real estate that may be recognized in 4Q25 ranging from $0 to $240 million related to assets that may be sold in 4Q25.
•These potential impairments and gains on sales of real estate will not impact our funds from operations per share pursuant to the Nareit definition of funds from operations.
2)The midpoint of our guidance range for 2025 funds from operations per share – diluted, as adjusted, was reduced by 25 cents, from $9.26 to $9.01. The primary drivers of the change include the following:
•A 1.0% reduction in projected 2025 same property net operating income and a 0.9% reduction in our projected operating occupancy percentage in North America as of December 31, 2025 (at the midpoints of our guidance ranges), primarily due to slower than anticipated re-leasing of expiring spaces and lease-up of vacancy in our operating portfolio, reflecting reduced demand across the life science industry.
•A reduction in projected 2025 realized gains on non-real estate investments. The midpoint of our revised guidance range for 2025 realized gains on non-real estate investments assumes approximately $15 million in 4Q25, compared to the quarterly average realized gains of approximately $32 million per quarter for the nine months ended September 30, 2025.
3)Our guidance range for net debt and preferred stock Adjusted EBITDA – 4Q25 annualized increased from less than or equal to 5.2x to a range of 5.5x to 6.0x. The primary drivers of the change include the following:
•A $450 million reduction in the midpoint of our guidance range for 2025 dispositions and sales of partial interests. This includes expected delays in the closing of certain dispositions that are now anticipated to be completed in 1H26.
•A reduction in projected Adjusted EBITDA in 4Q25 related to the changes in same property performance (net operating income) and realized gains on non-real estate investments as described above.
Refer to “Key assumptions” and “Key sources and uses of capital” on the following page.

Projected 2025 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/27/25	As of 7/21/25	Key Changes to Midpoint
Net (loss) income per share(1)	$(5.68) to $(0.20)	$0.40 to $0.60	(2)
Depreciation and amortization of real estate assets	7.05	7.05
Gain on sales of real estate	(0.14) to (1.54)	(0.08)	(2)
Impairment of real estate – rental properties and land(3)	6.69 to 2.67	0.77	(2)
Allocation to unvested restricted stock awards	(0.03)	(0.03)
Funds from operations per share(4)	$7.89 to $7.95	$8.11 to $8.31
Unrealized losses on non-real estate investments	0.42	0.53
Impairment of non-real estate investments(3)	0.45	0.30
Impairment of real estate	0.23	0.23
Allocation to unvested restricted stock awards	(0.01)	(0.01)
Funds from operations per share, as adjusted(4)	$8.98 to $9.04	$9.16 to $9.36
Midpoint	$9.01	$9.26	Reduction of 25 cents(2)

Key Credit Metrics Targets	As of 10/27/25	As of 7/21/25	Key Changes
Net debt and preferred stock to Adjusted EBITDA – 4Q25 annualized	5.5x to 6.0x	Less than or equal to 5.2x	0.6x increase(2)
Fixed-charge coverage ratio – 4Q25 annualized	3.6x to 4.1x	4.0x to 4.5x	0.4x reduction

(1)Excludes unrealized gains or losses on non-real estate investments after September 30, 2025 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to the discussion regarding key changes to our 2025 guidance above for additional details.
(3)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
(4)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	5

2025 Guidance (continued)
September 30, 2025
(Dollars in millions)

	As of 10/27/25			As of 7/21/25		Key Changes to Midpoint
Key Assumptions	Low	High		Low	High
Operating occupancy percentage in North America as of December 31, 2025	90.0%	91.6%	(1)	90.9%	92.5%	90 bps reduction
Lease renewals and re-leasing of space:
Rental rate changes	7.0%	15.0%		9.0%	17.0%	200 bps reduction(2)
Rental rate changes (cash basis)	0.5%	8.5%		0.5%	8.5%	No change
Same property performance:
Net operating income changes	(4.7)%	(2.7)%		(3.7)%	(1.7)%	100 bps reduction
Net operating income changes (cash basis)	(1.2)%	0.8%		(1.2)%	0.8%	No change
Straight-line rent revenue	$75	$95		$96	$116	$21 million reduction
General and administrative expenses	$112	$127		$112	$127	No Change
Capitalization of interest	$320	$350		$320	$350
Interest expense	$195	$225		$185	$215	$10 million increase(3)
Realized gains on non-real estate investments(4)	$100	$120		$100	$130	$5 million reduction

(1)Our guidance assumes an approximate 1% benefit related to a range of assets with vacancy that could potentially qualify for classification as held for sale in 4Q25 that have not yet reached the criteria for held for sale designation as of
3Q25.
(2)In October 2025, we executed a one-year lease extension aggregating 247,743 RSF with an investment-grade rated government institution tenant at a recently acquired office property in our Canada market. At acquisition, this building was originally targeted for a future change in use, but we instead renewed the existing tenant through the beginning of 2027, with no incremental capital investment. We continue to evaluate options to convert this space, subject to market conditions. The impact from this renewal on our 2025 rental rate changes is anticipated to result in a reduction of approximately 2.0%.
(3)The increase in the midpoint of our guidance range for 2025 interest expense is primarily due to the $450 million reduction to the midpoint of our guidance range for 2025 dispositions and sales of partial interests, which includes expected delays in the closing of certain dispositions that are now anticipated to be completed in 1H26.
(4)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. The midpoint of our revised guidance range for
2025 realized gains on non-real estate investments assumes approximately $15 million in 4Q25, compared to the quarterly average realized gains of approximately $32 million per quarter for the nine months ended September 30, 2025.
Refer to “Investments” in the Supplemental Information for additional details.

	As of 10/27/25					As of 7/21/25 Midpoint	Key Changes to Midpoint
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Increase in debt	$60	$260	$160	See below		$(290)	$450 million increase
Net cash provided by operating activities after dividends	425	525	475			475
Dispositions and sales of partial interests (refer to page 7)	1,100	1,900	1,500	(1)		1,950	$450 million decrease
Total sources of capital	$1,585	$2,685	$2,135			$2,135
Uses of capital:
Construction	$1,450	$2,050	$1,750			$1,750
Acquisitions and other opportunistic uses of capital	—	500	250	$208	(2)	250
Ground lease prepayment	135	135	135	$135		135
Total uses of capital	$1,585	$2,685	$2,135			$2,135
Increase in debt (included above):
Issuance of unsecured senior notes payable	$550	$550	$550	$550		$550
Repayment of unsecured note payable	(600)	(600)	(600)	$(600)		(600)
Repayment of secured note payable	(154)	(154)	(154)	$(154)	(3)	(154)
Unsecured senior line of credit, commercial paper, and other	264	464	364			(86)
Increase in debt	$60	$260	$160			$(290)	$450 million increase

(1)As of October 27, 2025, completed dispositions aggregated $508.3 million and our share of pending transactions subject to non-refundable deposits, signed letters of intent, or purchase and sale agreement negotiations aggregated
$1.0 billion. We expect to achieve a weighted-average capitalization rate on our projected 2025 dispositions and sales of partial interests (excluding land and including stabilized and non-stabilized operating properties) in the 7.5%–8.5%
range. We expect dispositions of land to represent 20%–30% of our total dispositions and sales of partial interest sales for the year ending December 31, 2025. Refer to “Dispositions and exchange of partial interests” in the Earnings Press
Release for additional details.
(2)Under our common stock repurchase program authorized in December 2024, we may repurchase up to $500 million of our common stock through December 31, 2025. During 3Q25, we did not repurchase any shares of common stock.  As of October 27, 2025, the approximate value of shares authorized and remaining under this program was $241.8 million. Subject to market conditions, we may consider repurchasing additional shares of our common stock.
(3)In August 2025, we repaid a secured construction loan held by our development project at 99 Coolidge Avenue in our Cambridge/Inner Suburbs submarket. Refer to “Key capital events” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	6

2026 Considerations
September 30, 2025

Summary of Key Items That May Impact 2026 Results
We expect to introduce 2026 guidance on December 3, 2025 at our Investor Day. The following is an initial summary of key items that are expected to impact 2026 results:
•Core operations – Slower demand across the life science sector and increased supply for life science real estate could negatively impact future occupancy. Additional considerations include the following:
•Same property net operating income decrease for 3Q25 compared to 3Q24 of 6.0% reflects a decline relative to the first half of 2025. Refer to “Same property performance” in the
Supplemental Information for additional details.
•Operating occupancy has decreased four consecutive quarters from 94.7% as of September 30, 2024 to 90.6% as of September 30, 2025.
•Before the benefit of excluding assets designated as held for sale which contained vacancy, 3Q25 occupancy declined 1.1% compared to 2Q25, primarily related to 3Q25 lease expirations. These lease expirations resulting in the 1.1% decline in occupancy previously generated annual rental revenue aggregating approximately $29.0 million and had a weighted-average lease expiration date at the end of July 2025. We are currently marketing these spaces.
•Our guidance for operating occupancy percentage in North America as of December 31, 2025 assumes an approximate 1% benefit related to a range of assets with vacancy that could potentially qualify for designation as held for sale by December 31, 2025, but that have not yet qualified as of September 30, 2025. After considering this potential adjustment, the midpoint of our guidance range for occupancy as of December 31, 2025 implies an 80 bps decline in operating occupancy percentage during 4Q25.
•There are key lease expirations primarily located in the Greater Boston, San Francisco Bay Area, and San Diego markets aggregating 1.2 million RSF with a weighted-average lease expiration date of March 19, 2026 and annual rental revenue aggregating $81 million, which are expected to become vacant upon lease expiration. We expect downtime on these spaces ranging from 6 to 24 months on a weighted-average basis. Refer to “Contractual lease expirations” in the Supplemental Information for additional details.
•Capitalized interest – There is approximately $4.2 billion of average real estate basis capitalized during YTD 3Q25 related to future pipeline projects undergoing critical pre-construction activities, including various phases of entitlement, design, site work, and other activities necessary to begin aboveground vertical construction. We expect these projects to reach anticipated pre-construction milestones on April 14, 2026, on a weighted-average real estate investment basis. We will evaluate, on an asset-by-asset basis, whether to (i) proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions, (ii) pause future investments, or (iii) consider the potential dispositions of these real estate assets. If we cease activities necessary to prepare a project for its intended use, costs related to such project, including interest, payroll, property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties, will be expensed as incurred. Refer to “Capitalization of interest” in the Supplemental Information for additional details.
•Realized gains on non-real estate investments – The midpoint of our revised guidance range for 2025 realized gains on non-real estate investments assumes approximately $15 million in
4Q25, compared to the quarterly average realized gains of approximately $32 million per quarter for the nine months ended September 30, 2025. Refer to “Investments” in the
Supplemental Information for additional details.
•General and administrative expenses – Over the past several years, we have implemented comprehensive measures to reduce our expenditures across our organization, including our general and administrative expenses. These initiatives are expected to generate a reduction in general and administrative expenses of approximately $49 million, or 29%, during the year ending December 31, 2025 (at the midpoint of our 2025 guidance range) compared to the year ended December 31, 2024. Given that some of these costs savings are expected to be temporary in nature, we anticipate approximately half of the cost reductions expected to be achieved in 2025 will continue in 2026.
•Dispositions and equity-type capital
•As of October 27, 2025, our share of pending dispositions subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations aggregated
$1.0 billion. We expect these dispositions to close in late 4Q25; therefore, the corresponding reduction in EBITDA is expected to impact 1Q26. Refer to “Dispositions and exchange of partial interests” in the Earnings Press Release for additional details.
•We expect construction spending in 2026 to be similar or slightly higher than the $1.75 billion midpoint of our guidance range for 2025 construction in order to complete our active construction projects and significant revenue- and non-revenue-enhancing capital expenditures necessary to lease vacant space. Given the factors previously described that could negatively impact EBITDA, we may require significant equity-type capital to manage our leverage profile.
•We expect a significant source of funding to come from the sale of non-core assets in 2026. We anticipate an end to our large-scale non-core asset sales program in 2026 or early
2027. As of September 30, 2025, 77% of our annual rental revenue is from our Megacampus™ platform, and we expect this percentage to continue to grow over time.
•Dividends and net cash provided by operating activities after dividends
•From 2013 to 2025, dividends per share and funds from operations per share, as adjusted have been highly correlated, with cumulative increases of 102% and 105%, respectively.
•The factors previously described could lead to a reduction in funds from operations per share, as adjusted and net cash provided by operating activities. At the current dividend rate, the amount of net cash provided by operating activities after payment of dividends available to recycle and address our 2026 capital needs could be reduced. As a result, we expect our Board of Directors to carefully evaluate our 2026 dividend strategy.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	7

Dispositions and Exchange of Partial Interests
September 30, 2025
(Dollars in thousands)

			Interest Sold/ Acquired	Square Footage				Gain on Sales of Real Estate
Property	Submarket/Market	Date of Transaction		Operating	Future Development	Price
Dispositions
Completed in 1H25						$260,639		$13,165

Completed in 3Q25:
5505 Morehouse Drive(1)	Sorrento Mesa/San Diego	8/26/25	100%	79,945	—	45,000		—
Other	Various					35,232		76
Total dispositions completed in 3Q25						80,232	(2)	76	(3)

Completed in October 2025:
550 Arsenal Street(4)	Cambridge/Inner Suburbs/Greater Boston	10/15/25	100%	249,275	281,592	99,250		—
Other	Various					68,129		4,362
						167,379	(2)	4,362
Total dispositions as of October 27, 2025						508,250		$17,603
Our share of pending dispositions subject to non-refundable deposits, signed letters of intent, and/or purchase and sale agreement negotiations						1,032,495
Completed and pending YTD 2025 dispositions, excluding exchange of partial interests (see below)						$1,540,745

2025 guidance range for dispositions and sales of partial interests					$1,100,000 – $1,900,000
2025 guidance midpoint for dispositions and sales of partial interests						$1,500,000

Exchange of partial interests(5)
Disposition of Pacific Technology Park	Sorrento Mesa/San Diego	9/9/25	50%	544,352	—	$96,000		$9,290
Acquisition of 199 East Blaine Street	Lake Union/Seattle	9/9/25	70%	115,084	—	(94,430)
Difference in sales price received in cash						$1,570

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents a laboratory property with significant near-term lease expirations.
(2)Dispositions completed during the three months ended September 30, 2025 had annual net operating income of $4.3 million (based on 2Q25 annualized) with a weighted-average disposition date of September 2, 2025. Additionally,
October 2025 dispositions had annual net operating income of $13.0 million (based on 3Q25 annualized) with a weighted-average disposition date of October 13, 2025.
(3)Excludes a gain on sale of interest related to an unconsolidated real estate joint venture of $458 thousand, which is classified as equity in earnings of unconsolidated real estate joint ventures in our consolidated statement of operations.
(4)Represents a retail shopping center with future development opportunity. We originally acquired the property in 2021 with the intent to demolish the retail center and develop it into laboratory space. However, due to the project’s financial outlook and the substantial capital that development would have required, we decided to recycle the capital generated by the disposition into our development and redevelopment pipeline. The capitalization rates of the disposition were
6.1% and 5.4% (cash basis) based upon net operating income and net operating income (cash basis), respectively, for 3Q25 annualized.
(5)In September 2025, we completed an exchange of partial interests in two consolidated joint ventures, Pacific Technology Park and 199 East Blaine Street, with one joint venture partner, resulting in a sales price received by cash of $1.6 million:
•We sold our 50% controlling interest in Pacific Technology Park, a non-Megacampus comprising five non-laboratory properties that were 93% occupied, at capitalization rates of 4.9% and 5.0% (cash basis). The disposition had consolidated annual net operating income of $9.4 million based on 2Q25 annualized (at 100%). As of September 30, 2025, we no longer have any ownership interest in Pacific Technology Park, and the consolidated net operating income is no longer included in our statement of operations following the sale.
•We acquired our partner’s 70% noncontrolling interest at 199 East Blaine Street, a fully occupied laboratory building located in our Alexandria Center® for Life Science – Eastlake Megacampus, with a weighted-average remaining lease term of 1.3 years. The purchase price exceeded the book value of the noncontrolling interest by $66.3 million, which was recognized in additional paid-in capital. As of September 30, 2025, we own 100% of 199 East Blaine Street.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	8

Earnings Call Information and About the Company
September 30, 2025

We will host a conference call on Tuesday, October 28, 2025, at 2:00 p.m. Eastern Time (“ET”)/11:00 a.m. Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2025. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 2:00 p.m. ET/11:00 a.m. PT and ask the operator to join the call for
Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 4:00 p.m. ET/1:00 p.m. PT on
Tuesday, October 28, 2025. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 6086829.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2025 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2025q3.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of September 30, 2025, Alexandria has a total market capitalization of $27.8 billion and an asset base in North America that includes 39.1 million RSF of operating properties and 4.2 million RSF of Class A/A+ properties undergoing construction and one 100% pre-leased committed near-term project expected to commence construction in the next year. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative
Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2025 earnings per share, projected 2025 funds from operations per share, projected 2025 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,”
“guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our
SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria
Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	9

Consolidated Statements of Operations
September 30, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/25		6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Revenues:
Income from rentals	$735,849		$737,279	$743,175	$763,249	$775,744	$2,216,303	$2,286,457
Other income	16,095		24,761	14,983	25,696	15,863	55,839	40,992
Total revenues	751,944		762,040	758,158	788,945	791,607	2,272,142	2,327,449

Expenses:
Rental operations	239,234		224,433	226,395	240,432	233,265	690,062	668,833
General and administrative	29,224		29,128	30,675	32,730	43,945	89,027	135,629
Interest	54,852		55,296	50,876	55,659	43,550	161,024	130,179
Depreciation and amortization	340,230		346,123	342,062	330,108	293,998	1,028,415	872,272
Impairment of real estate	323,870	(1)	129,606	32,154	186,564	5,741	485,630	36,504
Loss on early extinguishment of debt	107		—	—	—	—	107	—
Total expenses	987,517		784,586	682,162	845,493	620,499	2,454,265	1,843,417

Equity in earnings (losses) of unconsolidated real estate joint ventures	201		(9,021)	(507)	6,635	139	(9,327)	424
Investment income (loss)	28,161		(30,622)	(49,992)	(67,988)	15,242	(52,453)	14,866
Gain on sales of real estate	9,366		—	13,165	101,806	27,114	22,531	27,506
Net (loss) income	(197,845)		(62,189)	38,662	(16,095)	213,603	(221,372)	526,828
Net income attributable to noncontrolling interests	(34,909)		(44,813)	(47,601)	(46,150)	(45,656)	(127,323)	(141,634)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(232,754)		(107,002)	(8,939)	(62,245)	167,947	(348,695)	385,194
Net income attributable to unvested restricted stock awards	(2,183)		(2,609)	(2,660)	(2,677)	(3,273)	(7,452)	(10,717)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(234,937)		$(109,611)	$(11,599)	$(64,922)	$164,674	$(356,147)	$374,477

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(1.38)		$(0.64)	$(0.07)	$(0.38)	$0.96	$(2.09)	$2.18
Diluted	$(1.38)		$(0.64)	$(0.07)	$(0.38)	$0.96	$(2.09)	$2.18

Weighted-average shares of common stock outstanding:
Basic	170,181		170,135	170,522	172,262	172,058	170,278	172,007
Diluted	170,181		170,135	170,522	172,262	172,058	170,278	172,007

Dividends declared per share of common stock	$1.32		$1.32	$1.32	$1.32	$1.30	$3.96	$3.87
(1) Refer to footnote 2 in “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	10

Consolidated Balance Sheets
September 30, 2025
(In thousands)

	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Assets
Investments in real estate	$31,743,917	$32,160,600	$32,121,712	$32,110,039	$32,951,777
Investments in unconsolidated real estate joint ventures	39,601	40,234	50,086	39,873	40,170
Cash and cash equivalents	579,474	520,545	476,430	552,146	562,606
Restricted cash	4,705	7,403	7,324	7,701	17,031
Tenant receivables	6,409	6,267	6,875	6,409	6,980
Deferred rent	1,257,378	1,232,719	1,210,584	1,187,031	1,216,176
Deferred leasing costs	505,241	491,074	489,287	485,959	516,872
Investments	1,537,638	1,476,696	1,479,688	1,476,985	1,519,327
Other assets	1,700,785	1,688,091	1,758,442	1,661,306	1,657,189
Total assets	$37,375,148	$37,623,629	$37,600,428	$37,527,449	$38,488,128

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$—	$153,500	$150,807	$149,909	$145,000
Unsecured senior notes payable	12,044,999	12,042,607	12,640,144	12,094,465	12,092,012
Unsecured senior line of credit and commercial paper	1,548,542	1,097,993	299,883	—	454,589
Accounts payable, accrued expenses, and other liabilities	2,432,726	2,360,840	2,281,414	2,654,351	2,865,886
Dividends payable	230,603	229,686	228,622	230,263	227,191
Total liabilities	16,256,870	15,884,626	15,600,870	15,128,988	15,784,678

Commitments and contingencies

Redeemable noncontrolling interests	58,662	9,612	9,612	19,972	16,510

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,703	1,701	1,701	1,722	1,722
Additional paid-in capital	16,669,802	17,200,949	17,509,148	17,933,572	18,238,438
Accumulated other comprehensive loss	(32,203)	(27,415)	(46,202)	(46,252)	(22,529)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	16,639,302	17,175,235	17,464,647	17,889,042	18,217,631
Noncontrolling interests	4,420,314	4,554,156	4,525,299	4,489,447	4,469,309
Total equity	21,059,616	21,729,391	21,989,946	22,378,489	22,686,940
Total liabilities, noncontrolling interests, and equity	$37,375,148	$37,623,629	$37,600,428	$37,527,449	$38,488,128

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	11

Funds From Operations and Funds From Operations per Share
September 30, 2025
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Nine Months Ended
	9/30/25		6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(234,937)		$(109,611)	$(11,599)	$(64,922)	$164,674	$(356,147)	$374,477
Depreciation and amortization of real estate assets	338,182		343,729	339,381	327,198	291,258	1,021,292	864,326
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(45,327)		(36,047)	(33,411)	(34,986)	(32,457)	(114,785)	(94,725)
Our share of depreciation and amortization from unconsolidated real estate JVs	852		942	1,054	1,061	1,075	2,848	3,177
Gain on sales of real estate	(9,824)	(1)	—	(13,165)	(100,109)	(27,114)	(22,989)	(27,506)
Impairment of real estate – rental properties and land	323,870	(2)	131,090	—	184,532	5,741	454,960	7,923
Allocation to unvested restricted stock awards	(1,648)		(1,222)	(686)	(1,182)	(2,908)	(3,590)	(7,657)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	371,168		328,881	281,574	311,592	400,269	981,589	1,120,015
Unrealized (gains) losses on non-real estate investments	(18,515)		21,938	68,145	79,776	(2,610)	71,568	32,470
Impairment of non-real estate investments	25,139	(4)	39,216	11,180	20,266	10,338	75,535	37,824
Impairment of real estate	—		7,189	32,154	2,032	—	39,343	28,581
Loss on early extinguishment of debt	107		—	—	—	—	107	—
Increase (decrease) in provision for expected credit losses on financial instruments	—		—	285	(434)	—	285	—
Allocation to unvested restricted stock awards	(74)		(794)	(1,329)	(1,407)	(125)	(2,156)	(1,640)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$377,825		$396,430	$392,009	$411,825	$407,872	$1,166,271	$1,217,250
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes our share of a gain on sale of real estate asset by an unconsolidated real estate joint venture of $458 thousand, which is classified as equity in earnings of unconsolidated real estate joint ventures in our consolidated statements of operations.
(2)Primarily represents impairment charges to reduce the carrying amount of our investments in real estate assets to their respective estimated fair values less costs to sell upon their classification as held for sale in 3Q25, including (i)
$206.2 million related to our only property located in Long Island City, in our New York City market, which was a full building conversion to laboratory/office space and is currently 52% occupied, (ii) $43.4 million related to a retail shopping center at 550 Arsenal Street that was originally intended to be a life science development in our Cambridge/Inner Suburbs submarket that was sold in October 2025, (iii) $31.8 million related to a vacant property that would require significant re-leasing capital in our Research Triangle submarket, and (iv) $27.8 million related to land parcels in our Sorrento Mesa submarket.
(3)Calculated in accordance with standards established by the Nareit Board of Governors.
(4)Primarily related to four non-real estate investments in privately held entities that do not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	12

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2025
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(1.38)	$(0.64)	$(0.07)	$(0.38)	$0.96	$(2.09)	$2.18
Depreciation and amortization of real estate assets	1.73	1.81	1.80	1.70	1.51	5.34	4.49
Gain on sales of real estate	(0.06)	—	(0.08)	(0.58)	(0.16)	(0.14)	(0.16)
Impairment of real estate – rental properties and land	1.90	0.77	—	1.07	0.03	2.67	0.05
Allocation to unvested restricted stock awards	(0.01)	(0.01)	—	—	(0.01)	(0.02)	(0.05)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	2.18	1.93	1.65	1.81	2.33	5.76	6.51
Unrealized (gains) losses on non-real estate investments	(0.11)	0.13	0.40	0.46	(0.02)	0.42	0.19
Impairment of non-real estate investments	0.15	0.23	0.07	0.12	0.06	0.45	0.22
Impairment of real estate	—	0.04	0.19	0.01	—	0.23	0.17
Allocation to unvested restricted stock awards	—	—	(0.01)	(0.01)	—	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.22	$2.33	$2.30	$2.39	$2.37	$6.85	$7.08

Weighted-average shares of common stock outstanding – diluted
Earnings per share – diluted	170,181	170,135	170,522	172,262	172,058	170,278	172,007
Funds from operations – diluted, per share	170,305	170,192	170,599	172,262	172,058	170,351	172,007
Funds from operations – diluted, as adjusted, per share	170,305	170,192	170,599	172,262	172,058	170,351	172,007
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	14

Company Profile
September 30, 2025

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland,
Research Triangle, and New York City.
As of September 30, 2025, Alexandria has a total market capitalization of
$27.8 billion and an asset base in North America that includes 39.1 million RSF of operating properties and 4.2 million RSF of Class A/A+ properties undergoing construction and one 100% pre-leased committed near-term project expected to commence construction in the next year.
Alexandria has a long-standing and proven track record of developing Class A/A+
properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit
www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and long-standing relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of
61 individuals averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Lawrence J. Diamond
Chief Financial Officer & Treasurer	Co-Chief Operating Officer & Regional Market Director – Maryland

Joseph Hakman	Hart Cole
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle

Jackie B. Clem	Gary D. Dean
General Counsel & Secretary	Executive Vice President – Real Estate Legal Affairs

Andres R. Gavinet	Onn C. Lee
Chief Accounting Officer	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	15

Investor Information
September 30, 2025

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BMO	Cantor Fitzgerald	Deutsche Bank AG	Jefferies
John Kim / Juan Sanabria	Richard Anderson	Tayo Okusanya / Samuel Ohiomah	Joe Dickstein / Katie Elders
(212) 885-4115 / (312) 845-4074	(929) 441-6927	(212) 250-9284 / (212) 250-0057	(212) 778-8771 / (917) 421-1968

BNP Paribas Exane	CFRA	Evercore ISI	Mizuho Securities USA LLC
Nate Crossett / Monir Koummal	Nathan Schmidt	Steve Sakwa / James Kammert	Vikram Malhotra
(646) 342-1588 / (646) 342-1554	(646) 517-1144	(212) 446-9462 / (312) 705-4233	(212) 282-3827

BofA Securities	Citigroup Global Markets Inc.	Green Street	RBC Capital Markets
Farrell Granath / Jeff Spector	Nicholas Joseph / Seth Bergey	Dylan Burzinski	Michael Carroll
(646) 855-1351 / (646) 855-1363	(212) 816-1909 / (212) 816-2066	(949) 640-8780	(440) 715-2649

BTIG, LLC	Citizens	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Tom Catherwood / Michael Tompkins	Aaron Hecht / Linda Fu	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(212) 738-6140 / (212) 527-3566	(415) 835-3963 / (415) 869-4411	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Ishaan Pandya	Mark Streeter / Tyler Schachner	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-2970	(212) 834-5086 / (212) 834-2238		(212) 438-2508

CreditSights	Mizuho Securities USA LLC
Nicholas Moglia	Thierry Perrein
(212) 340-3886	(212) 205-7665

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	16

Financial and Asset Base Highlights
September 30, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/25		6/30/25	3/31/25	12/31/24	9/30/24
Selected financial data from consolidated financial statements and related information
Rental revenues	$541,070	(1)	$553,377	$552,112	$566,535	$579,569
Tenant recoveries	$194,779		$183,902	$191,063	$196,714	$196,175
General and administrative expenses	$29,224		$29,128	$30,675	$32,730	$43,945
General and administrative expenses as a percentage of net operating income – trailing 12 months	5.7%		6.3%	6.9%	7.6%	8.9%
Operating margin	68%		71%	70%	70%	71%
Adjusted EBITDA margin	71%		71%	71%	72%	70%
Adjusted EBITDA – quarter annualized	$2,130,008		$2,174,160	$2,165,632	$2,273,480	$2,219,632
Adjusted EBITDA – trailing 12 months	$2,185,820		$2,208,226	$2,218,722	$2,228,921	$2,184,298

Net debt at end of period	$13,085,745		$12,844,726	$12,687,856	$11,762,176	$12,191,574
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	6.1x		5.9x	5.9x	5.2x	5.5x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.0x		5.8x	5.7x	5.3x	5.6x

Total debt and preferred stock at end of period	$13,593,541		$13,294,100	$13,090,834	$12,244,374	$12,691,601
Gross assets at end of period	$43,791,893		$43,770,007	$43,486,989	$43,152,628	$44,112,770
Total debt and preferred stock to gross assets at end of period	31%		30%	30%	28%	29%

Fixed-charge coverage ratio – quarter annualized	3.9x		4.1x	4.3x	4.3x	4.4x
Fixed-charge coverage ratio – trailing 12 months	4.1x		4.3x	4.4x	4.5x	4.5x
Unencumbered net operating income as a percentage of total net operating income	100.0%		99.7%	99.8%	99.9%	99.1%

Closing stock price at end of period	$83.34		$72.63	$92.51	$97.55	$118.75
Common shares outstanding (in thousands) at end of period	170,339		170,146	170,130	172,203	172,244
Total equity capitalization at end of period	$14,196,059		$12,357,709	$15,738,715	$16,798,446	$20,454,023
Total market capitalization at end of period	$27,789,600		$25,651,809	$28,829,549	$29,042,820	$33,145,624

Dividend per share – quarter/annualized	$1.32/$5.28		$1.32/$5.28	$1.32/$5.28	$1.32/$5.28	$1.30/$5.20
Dividend payout ratio for the quarter	60%		57%	57%	55%	55%
Dividend yield – annualized	6.3%		7.3%	5.7%	5.4%	4.4%

Amounts related to operating leases:
Operating lease liabilities at end of period	$361,986		$363,419	$371,412	$507,127	$648,338
Rent expense	$10,645		$12,139	$11,666	$10,685	$10,180

Capitalized interest	$86,091	(2)	$82,423	$80,065	$81,586	$86,496
Average real estate basis capitalized during the period	$8,407,332		$8,107,180	$8,026,566	$8,118,010	$8,281,318
Weighted-average interest rate for capitalization of interest during the period	4.10%		4.07%	3.99%	4.02%	3.98%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes a $4.4 million adjustment during 3Q25 to place one tenant located in the Seattle market on cash basis for which collection of future lease payments was no longer probable.
(2)Increase in capitalized interest primarily attributable to three repositioning capital projects, which commenced or had increased construction during 3Q25, in our Greater Boston and Texas markets.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	17

Financial and Asset Base Highlights (continued)
September 30, 2025
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/25		6/30/25	3/31/25	12/31/24	9/30/24
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$18,821		$18,536	$22,023	$17,653	$29,087
Amortization of acquired below-market leases	$6,456		$10,196	$15,222	$15,512	$17,312
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$5,455		$2,401	$1,651	$1,214	$329
Straight-line rent expense on ground leases	$114		$87	$149	$1,021	$789
Cash payment for ground lease extension	$—		$—	$(135,000)	$(135,000)	$—
Stock compensation expense	$10,293		$12,530	$10,064	$12,477	$15,525
Amortization of loan fees	$4,505		$4,615	$4,691	$4,620	$4,222
Amortization of debt discounts	$325		$335	$349	$333	$330
Non-revenue-enhancing capital expenditures:
Building improvements	$3,948		$4,622	$3,789	$4,313	$4,270
Tenant improvements and leasing commissions	$16,707		$23,971	$73,483	$81,918	$55,920
Funds from operations attributable to noncontrolling interests	$80,236		$80,860	$81,012	$76,111	$78,113
Operating statistics and related information (at end of period)
Number of properties – North America	375		384	386	391	406
RSF – North America (including development and redevelopment projects under construction)	42,887,964		43,699,922	43,687,343	44,124,001	46,748,734
Total square footage – North America	66,417,026		67,220,337	68,518,184	69,289,411	73,611,815
Annual rental revenue per occupied RSF – North America	$58.94		$58.68	$58.38	$56.98	$57.09
Occupancy of operating properties – North America	90.6%	(1)	90.8%	91.7%	94.6%	94.7%
Occupancy of operating and redevelopment properties – North America	85.8%		86.2%	86.9%	89.7%	89.7%
Weighted-average remaining lease term (in years)	7.5		7.4	7.6	7.5	7.5
Total leasing activity – RSF	1,171,344		769,815	1,030,553	1,310,999	1,486,097
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate changes	15.2%		5.5%	18.5%	18.1%	5.1%
Rental rate changes (cash basis)	6.1%		6.1%	7.5%	3.3%	1.5%
RSF (included in total leasing activity above)	354,367		483,409	884,408	1,024,862	1,278,857
Top 20 tenants:
Annual rental revenue	$768,528		$795,244	$754,354	$741,965	$796,898
Annual rental revenue from investment-grade or publicly traded large cap tenants	90%		89%	87%	92%	92%
Weighted-average remaining lease term (in years)	9.4		9.4	9.6	9.3	9.5
Same property performance – percentage change over comparable quarter from prior year:
Net operating income changes	(6.0)%	(2)	(5.4)%	(3.1)%	0.6%	1.5%
Net operating income changes (cash basis)	(3.1)%	(2)	2.0%	5.1%	6.3%	6.5%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Refer to page 2 in the Earnings Press Release and “Summary of properties and occupancy” in the Supplemental Information for additional details.
(2)Refer to “Same property performance” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	18

High-Quality and Diverse Client Base
September 30, 2025

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 700 Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
90%

of ARE’s Top 20 Tenant Annual Rental Revenue

53%

of ARE’s Total Annual Rental Revenue

Life Science Product,
Service, and Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Other(1)
Advanced
Technologies(2)
Public
Biotechnology –
Preclinical or
Clinical Stage
Government
Institutions
Biomedical
Institutions(3)
Private
Biotechnology
Percentage of ARE’s Annual Rental Revenue
As of September 30, 2025. Annual rental revenue represents amounts in effect as of September 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by professional services, finance, telecommunications, construction/real estate companies, and retail-related tenants.
(2)68% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants.
(3)80% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	19

Key Operating Metrics
September 30, 2025

Same Property Performance: Net Operating Income Changes		Rental Rate Growth: Renewed/Re-Leased Space

Margins(2)		Favorable Lease Structure(3)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
68%	71%	Increasing cash flows
		Percentage of leases containing annual rent escalations	97%
		Stable cash flows
Long-Duration Lease Terms(4)		Percentage of triple net leases	91%

9.4 Years	7.5 Years	Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	92%
Top 20 Tenants	All Tenants
(3.1)%

2024	YTD 9/30/25

(1)
Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Refer to footnote 1 under “Same property performance” in the Supplemental Information for additional details.
(2)For the three months ended September 30, 2025.
(3)Percentages calculated based on our annual rental revenue in effect as of September 30, 2025.
(4)Represents the weighted-average remaining term based on annual rental revenue in effect as of September 30, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	20

Same Property Performance
September 30, 2025

	September 30, 2025				September 30, 2025
Same Property Financial Data	Three Months Ended	Nine Months Ended		Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:				Number of same properties	316	314
Net operating income changes(1)	(6.0)%	(3.1)%		Rentable square feet	31,953,032	31,739,397
Net operating income changes (cash basis)(1)	(3.1)%	3.0%	(2)	Occupancy – current-period average	91.4%	92.6%
Operating margin	67%	68%		Occupancy – same-period prior-year average	94.8%	94.6%
The charts below present our reported same property results (“As reported”), which reflect the operating performance of all consolidated properties that were fully operational throughout the comparative quarterly periods presented. To provide additional insight and a retrospective view of the performance of our ongoing operating portfolio, the charts also present an alternative calculation of our same property performance, using the 3Q25 same property pool (“3Q25 same properties”) for each period presented. We believe this alternative presentation provides a useful operating trend primarily by removing properties expected to be sold.
Same Property – Net Operating Income
Same Property – Net Operating Income (Cash Basis)

	Net Operating Income			Net Operating Income (Cash Basis)
Percentage Change in Same Property Performance	1Q25	2Q25	3Q25	1Q25	2Q25	3Q25
As reported	(3.1)%	(5.4)%	(6.0)%	5.1%	2.0%	(3.1)%
3Q25 same properties	0.3%	(2.5)%	(6.0)%	8.0%	5.6%	(3.1)%
Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)Reflects previously disclosed lease expirations aggregating 768,080 RSF that became vacant in 1Q25 as presented on page 25, “Summary of properties and occupancy” in the Supplemental Information. As of 3Q25, 338,780 RSF of
this vacant space met the criteria for classification as held for sale and has been excluded from our same property results. The remaining 429,300 RSF is included in our same property results for the three and nine months ended
September 30, 2025. Excluding the impact of this vacant 429,300 RSF, same property net operating income changes for the three and nine months ended September 30, 2025 would have been (4.2)% and (1.3)% (cash basis), and
(1.9)% and 4.2% (cash basis), respectively.
(2)Includes the impact of initial free rent concessions that burned off after January 1, 2024 for development and redevelopment projects that were placed into service in 2023 and accordingly are part of our same property pool for the nine months ended September 30, 2025, including at 325 Binney Street in our Cambridge submarket, 15 Necco Street in our Seaport Innovation District submarket, and 751 Gateway Boulevard in our South San Francisco submarket.
Excluding the impact of these initial free rent concessions, same property net operating income changes (cash basis) for the nine months ended September 30, 2025 would have been (0.3)%.

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Same Property Performance (Continued)
September 30, 2025
(Dollars in thousands)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2025	2024	$ Change	% Change		2025	2024	$ Change	% Change
Income from rentals:
Same properties	$430,646	$451,763	$(21,117)	(4.7)%		$1,330,669	$1,353,855	$(23,186)	(1.7)%
Non-same properties	110,424	127,806	(17,382)	(13.6)		315,890	383,949	(68,059)	(17.7)
Rental revenues	541,070	579,569	(38,499)	(6.6)		1,646,559	1,737,804	(91,245)	(5.3)

Same properties	167,933	165,579	2,354	1.4		492,718	460,690	32,028	7.0
Non-same properties	26,846	30,596	(3,750)	(12.3)		77,026	87,963	(10,937)	(12.4)
Tenant recoveries	194,779	196,175	(1,396)	(0.7)		569,744	548,653	21,091	3.8

Income from rentals	735,849	775,744	(39,895)	(5.1)		2,216,303	2,286,457	(70,154)	(3.1)

Same properties	352	386	(34)	(8.8)		1,127	1,058	69	6.5
Non-same properties	15,743	15,477	266	1.7		54,712	39,934	14,778	37.0
Other income	16,095	15,863	232	1.5		55,839	40,992	14,847	36.2

Same properties	598,931	617,728	(18,797)	(3.0)		1,824,514	1,815,603	8,911	0.5
Non-same properties	153,013	173,879	(20,866)	(12.0)		447,628	511,846	(64,218)	(12.5)
Total revenues	751,944	791,607	(39,663)	(5.0)		2,272,142	2,327,449	(55,307)	(2.4)

Same properties	199,051	192,229	6,822	3.5		587,333	539,271	48,062	8.9
Non-same properties	40,183	41,036	(853)	(2.1)		102,729	129,562	(26,833)	(20.7)
Rental operations	239,234	233,265	5,969	2.6		690,062	668,833	21,229	3.2

Same properties	399,880	425,499	(25,619)	(6.0)		1,237,181	1,276,332	(39,151)	(3.1)
Non-same properties	112,830	132,843	(20,013)	(15.1)		344,899	382,284	(37,385)	(9.8)
Net operating income	$512,710	$558,342	$(45,632)	(8.2)%	(1)	$1,582,080	$1,658,616	$(76,536)	(4.6)%	(1)

Net operating income – same properties	$399,880	$425,499	$(25,619)	(6.0)%		$1,237,181	$1,276,332	$(39,151)	(3.1)%
Straight-line rent revenue	(8,019)	(21,594)	13,575	(62.9)		(19,703)	(96,437)	76,734	(79.6)
Amortization of acquired below-market leases and deferred revenue related to tenant-funded and -built landlord improvements	(8,167)	(7,739)	(428)	5.5		(26,385)	(24,055)	(2,330)	9.7
Net operating income – same properties (cash basis)	$383,694	$396,166	$(12,472)	(3.1)%		$1,191,093	$1,155,840	$35,253	3.0%
Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)Decrease in net operating income includes the impact of operating properties disposed of after January 1, 2024. Excluding these dispositions, net operating income for the three months ended September 30, 2025 would have decreased by 3.7%, and for the nine months ended September 30, 2025 would have increased by 0.8%, compared to the corresponding periods in 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	22

Leasing Activity
September 30, 2025
(Dollars per RSF)

	Three Months Ended			Nine Months Ended		Year Ended
	September 30, 2025			September 30, 2025		December 31, 2024
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	15.2%		6.1%	13.6%	6.8%	16.9%	7.2%
New rates	$56.91		$57.07	$59.45	$59.17	$65.48	$64.18
Expiring rates	$49.42		$53.77	$52.34	$55.41	$56.01	$59.85
RSF	354,367			1,722,184		3,888,139
Tenant improvements/leasing commissions	$47.15			$66.29		$46.89
Weighted-average lease term	7.3 years			9.5 years		8.5 years

Previously vacant/developed/redeveloped space leased(2)
New rates	$85.31		$76.33	$74.93	$69.16	$59.44	$57.34
Previously vacant RSF	256,633			550,986		672,474
Developed/redeveloped RSF	560,344	(3)		698,542		493,341
Weighted-average lease term	15.4 years			14.7 years		10.0 years

Leasing activity summary (totals):
New rates	$76.72		$70.51	$65.96	$63.37	$64.16	$62.68
RSF	1,171,344			2,971,712		5,053,954
Weighted-average lease term	14.6 years			12.6 years		8.9 years

Lease expirations(1)
Expiring rates	$66.03		$67.63	$56.68	$57.98	$53.82	$57.24
RSF	800,421	(4)		3,549,052		5,005,638
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 85,652 RSF and 136,131 RSF as of September 30, 2025 and December 31, 2024, respectively. During the trailing twelve months ended September 30, 2025, we granted free rent concessions averaging 1.2 months per annum.
(2)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.
(3)Includes the largest life science lease in company history, executed in July 2025 with a long-standing multinational pharmaceutical tenant. The 16-year expansion build-to-suit lease aggregates 466,598 RSF and is located at the Campus Point by Alexandria Megacampus in our University Town Center submarket. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(4)Includes 75,735 of vacant RSF at one recently acquired asset in our Greater Stanford submarket for which we are evaluating options to reposition for advanced technologies use.

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Contractual Lease Expirations
September 30, 2025

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2025 (2)	434,371	1.3%	$50.71	1.1%
2026	3,084,651	9.1%	$54.43	8.5%
2027	3,177,025	9.4%	$55.06	8.9%
2028	3,954,063	11.7%	$50.63	10.1%
2029	2,115,070	6.3%	$47.02	5.0%
2030	2,999,453	8.9%	$43.32	6.6%
2031	3,654,099	10.8%	$55.36	10.2%
2032	968,848	2.9%	$58.14	2.9%
2033	2,382,921	7.1%	$49.05	5.9%
2034	3,031,460	9.0%	$67.16	10.3%
Thereafter	7,915,520	23.5%	$76.06	30.5%

Market	2025 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2026 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment		Remaining Expiring Leases	Total

Greater Boston	21,892	—	—	12,113	34,005	$57.84	119,978	11,897	—		229,566	361,441	$57.14
San Francisco Bay Area	—	—	—	55,766	55,766	64.75	28,609	103,596	—		282,976	415,181	69.31
San Diego	23,327	1,579	—	48,794	73,700	62.02	—	—	52,620	(3)	275,029	327,649	53.34
Seattle	50,552	—	—	23,756	74,308	22.80	34,719	—	—		137,715	172,434	24.17
Maryland	1,136	—	—	18,338	19,474	33.48	—	6,823	—		151,847	158,670	21.38
Research Triangle	10,478	3,951	—	4,843	19,272	N/A	22,660	—	—		165,542	188,202	41.69
New York City	—	11,798	—	7,825	19,623	105.22	12,168	—	—		62,241	74,409	72.35
Texas	—	—	—	—	—	—	—	—	—		—	—	—
Canada	—	—	—	40,679	40,679	10.72	247,743	—	—		1,755	249,498	21.72
Non-cluster/other markets	—	—	—	—	—	—	—	—	—		31,659	31,659	64.43
Subtotal	107,385	17,328	—	212,114	336,827	44.52	465,877	122,316	52,620		1,338,330	1,979,143	48.10
Key lease expirations(4)	—	—	—	97,544	97,544	72.08	—	—	—		1,105,508	1,105,508	65.74
Total	107,385	17,328	—	309,658	434,371	$50.71	465,877	122,316	52,620		2,443,838	3,084,651	$54.43
Percentage of expiring leases	25%	4%	0%	71%	100%		15%	4%	2%		79%	100%
Contractual lease expirations for properties classified as held for sale as of September 30, 2025 are excluded from the information on this page.
(1)Represents amounts in effect as of September 30, 2025.
(2)Excludes month-to-month leases aggregating 85,652 RSF as of September 30, 2025.
(3)Relates to a single-tenant, 100% pre-leased development project aggregating 466,598 RSF that expands the existing Campus Point by Alexandria Megacampus. At the beginning of 2026, the tenant will vacate 52,620 RSF, which generated annual rental revenue of $4.1 million as of 3Q25, from an existing building to allow for the demolition and development of the new, build-to-suit life science building at this site. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(4)Includes lease expirations at 20 properties primarily located in the Greater Boston, San Francisco Bay Area, and San Diego markets aggregating 1.2 million RSF with a weighted-average lease expiration date of March 19, 2026 and annual rental revenue aggregating $81 million, which are expected to become vacant at lease expiration and re-leased to new tenants, including the following:
(i)Recently acquired properties comprising two properties aggregating 137,970 RSF in our Greater Stanford submarket for which we are evaluating options to reposition for advanced technologies use;
(ii)Two properties comprising 163,648 RSF in our University Town Center submarket and 118,225 RSF in our Torrey Pines submarket for which we are evaluating options to re-lease or reposition from single tenancy to multi-tenancy;
(iii)One property aggregating 83,354 RSF in our Sorrento Mesa submarket, where the in-place credit tenant will relocate and expand into our development project at 10075 Barnes Canyon Road, which is expected to be delivered in
2H26; and
(iv)113,097 RSF at our Alexandria Center® at One Kendall Square Megacampus in our Cambridge submarket. We plan to upgrade most of these spaces, most of which have not undergone major improvements since our acquisition in
2016.
We continue to evaluate the business plans and re-leasing strategies for these projects to maximize occupancy and rental revenue. We expect downtime on the 1.2 million RSF to range from 6 to 24 months on a weighted-average basis, and we expect these properties to remain operating properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	24

Top 20 Tenants
September 30, 2025
(Dollars in thousands, except average market cap amounts)

90% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

								Moody’s	S&P
1	Bristol-Myers Squibb Company	5.7		1,283,860	$110,865		5.5%	A2	A	$106.5
2	Eli Lilly and Company	9.1		1,086,165	90,805		4.5	Aa3	A+	$753.2
3	Moderna, Inc.	13.2		462,100	71,571		3.5	—	—	$13.3
4	Takeda Pharmaceutical Company Limited	9.7		549,759	47,899		2.4	Baa1	BBB+	$45.6
5	AstraZeneca PLC	6.4		440,087	39,413		1.9	A1	A+	$223.0
6	Eikon Therapeutics, Inc.(2)	13.3		311,806	38,913		1.9	—	—	$—
7	Roche	7.5		647,069	36,383		1.8	Aa2	AA	$256.8
8	Illumina, Inc.	5.1		857,967	35,924		1.8	Baa3	BBB	$17.1
9	Alphabet Inc.	2.2		589,218	33,260		1.6	Aa2	AA+	$2,231.6
10	United States Government	4.8		429,359	29,597	(3)	1.5	Aaa	AA+	$—
11	Novartis AG	2.3		377,095	29,463		1.5	Aa3	AA-	$240.2
12	Uber Technologies, Inc.	57.0	(4)	1,009,188	27,820		1.4	Baa1	BBB	$167.1
13	Boston Children's Hospital	11.5		309,231	26,294		1.3	Aa2	AA	$—
14	The Regents of the University of California	9.7		364,606	24,318		1.2	Aa2	AA	$—
15	Sanofi	5.3		267,278	21,851		1.1	Aa3	AA	$127.1
16	New York University	6.8		218,983	21,110		1.0	Aa2	AA-	$—
17	Merck & Co., Inc.	7.9		333,124	21,001		1.0	Aa3	A+	$225.8
18	Charles River Laboratories, Inc.	9.8		253,036	20,959		1.0	—	—	$8.2
19	Cloud Software Group, Inc.	1.0	(5)	216,278	20,553		1.0	—	—	$—
20	Massachusetts Institute of Technology	4.3		242,428	20,529		1.0	Aaa	AAA	$—
	Total/weighted-average	9.4	(4)	10,248,637	$768,528		37.9%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of September 30, 2025.
(2)Eikon Therapeutics, Inc. is a private biotechnology company led by renowned biopharmaceutical executive Roger Perlmutter, formerly an executive vice president at Merck & Co., Inc. As of February 25, 2025, the company has raised over
$1.2 billion in private venture capital funding.
(3)Includes leases, which are not subject to annual appropriations, with governmental entities such as the National Institutes of Health and the General Services Administration. Approximately 3% of the annual rental revenue derived from our leases with the United States Government is cancellable prior to the lease expiration date.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.7 years as of September 30, 2025.
(5)Represents one lease encompassing four properties acquired in 2022 that we expect to reposition upon lease expiration. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the properties, of which 137,970 RSF has lease expirations through 2026. Refer to footnote 3 in “Contractual lease expirations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	25

Summary of Properties and Occupancy
September 30, 2025
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	Annual Rental Revenue
Market	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,096,225	583,407	1,626,322	11,305,954	26%	64	$708,464	35%	$89.74
San Francisco Bay Area	7,525,945	212,796	344,934	8,083,675	19	62	421,518	21	67.18
San Diego	6,314,303	648,516	—	6,962,819	16	68	328,638	15	54.67
Seattle	3,178,029	227,577	—	3,405,606	8	45	126,834	6	44.29
Maryland	3,855,906	—	—	3,855,906	9	50	157,213	8	44.00
Research Triangle	3,648,703	—	—	3,648,703	9	36	94,255	5	27.22
New York City	742,700	—	—	742,700	2	3	69,317	3	94.97
Texas	1,646,187	—	73,298	1,719,485	4	13	36,866	2	28.02
Canada	979,575	—	56,314	1,035,889	2	11	20,186	1	22.83
Non-cluster/other markets	315,440	—	—	315,440	1	9	12,195	1	55.52
Properties held for sale	1,811,787	—	—	1,811,787	4	14	53,266	3	44.62
North America	39,114,800	1,672,296	2,100,868	42,887,964	100%	375	$2,028,752	100%	$58.94
		3,773,164
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/25		6/30/25	9/30/24	9/30/25	6/30/25	9/30/24
Greater Boston	86.8%	(1)(2)	90.1%	94.6%	73.6%	76.7%	80.9%
San Francisco Bay Area	90.4	(1)(3)	88.9	94.1	86.4	85.2	91.1
San Diego	95.2		94.8	96.0	95.2	94.8	96.0
Seattle	90.1		90.3	92.3	90.1	90.3	91.3
Maryland	93.9		93.9	96.2	93.9	93.9	96.2
Research Triangle	94.9	(1)	92.8	97.5	94.9	92.8	97.5
New York City	98.3		88.9	85.1	98.3	88.9	85.1
Texas	79.9	(1)	82.1	95.5	76.5	78.9	91.8
Subtotal	90.8		91.0	94.9	85.9	86.3	90.0
Canada	90.3		90.7	95.5	85.4	85.8	82.6
Non-cluster/other markets	69.6		72.6	72.8	69.6	72.6	72.8
North America	90.6%	(1)(4)	90.8%	94.7%	85.8%	86.2%	89.7%
(1)Refer to the table below for a summary of our previously disclosed key lease expirations that became vacant in 1Q25:

Property	Submarket	Vacant RSF as of 3Q25	Vacant RSF leased as of 3Q25 with future delivery	%
Included in 3Q25 occupancy and same property results:
Alexandria Technology Square® Megacampus	Cambridge	182,054	89,222	49%
507 East Howard Lane and 13813 Center Lake Drive	Austin	247,246	102,930	42
		429,300	192,152	45%
Classified as held for sale as of 3Q25 (excluded from occupancy and same property results):
409 Illinois Street	Mission Bay	234,249	N/A
7 Triangle Drive	Research Triangle	104,531	N/A
Total 1Q25 key lease expirations vacant at 3Q25		768,080
(2)The decline in occupancy in 3Q25 was primarily due to one lease expiration of 78,380 RSF in Cambridge which we are marketing and a 72,846 RSF lease expiration located in Watertown which has been leased but was not occupied as of September 30, 2025.
(3)Increase in occupancy from 2Q25 is primarily due to the classification as held for sale of 409 and 499 Illinois Street on the Alexandria Center® for Science and Technology – Mission Bay Megacampus as of September 30, 2025,
partially offset by the new vacancy at 3301 Hillview Avenue, located in our Greater Stanford submarket, previously occupied by an acquired software tenant, for which we are evaluating options to reposition as an advanced technologies campus.
(4)Includes temporary vacancies as of September 30, 2025 aggregating 617,458 RSF, or 1.6% of total operating RSF, primarily in the Greater Boston, San Francisco Bay Area, San Diego, and Seattle markets, which are leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is approximately May 1, 2026 and the expected annual rental revenue is approximately $46 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	26

Property Listing
September 30, 2025
(Dollars in thousands)

Our Megacampus™ Properties Account for 77% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,213,867	—	—	2,213,867	8	$212,828	93.4%	93.4%
50(1), 60(1), 75/125(1), 90, 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,284,745	—	104,956	1,389,701	12	148,644	92.5	85.5
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Megacampus: Alexandria Technology Square®	1,196,987	—	—	1,196,987	7	74,957	72.9	72.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	787,760	—	333,758	1,121,518	13	46,678	78.0	54.8
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue(1)	386,780	191,396	—	578,176	5	19,975	72.6	72.6
Cambridge/Inner Suburbs	5,870,139	191,396	438,714	6,500,249	45	503,082	85.6	79.6
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,314,508	392,011	137,675	1,844,194	3	100,665	87.5	79.2
401 and 421 Park Drive and 201 Brookline Avenue
Seaport Innovation District
5 and 15(1) Necco Street	459,395	—	—	459,395	2	47,226	97.0	97.0
Seaport Innovation District	459,395	—	—	459,395	2	47,226	97.0	97.0
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	466,094	—	596,064	1,062,158	5	38,531	100.0	43.9
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,194	97.0	97.0
Route 128	1,051,320	—	596,064	1,647,384	8	52,725	98.3	62.8
Other	400,863	—	453,869	854,732	6	4,766	59.7	28.0
Greater Boston	9,096,225	583,407	1,626,322	11,305,954	64	$708,464	86.8%	73.6%

Our Megacampus™ Properties Account for 77% of Our Annual Rental Revenue
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	27

Property Listing (continued)
September 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF					Number of Properties	Annual Rental Revenue	Occupancy Percentage

								Operating	Operating and Redevelopment
	Operating	Development		Redevelopment	Total

San Francisco Bay Area
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	1,557,403	212,796	(3)	—	1,770,199	8	$63,191	95.6%	95.6%
1455(2), 1515(2), 1655, and 1725 Third Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,557,403	212,796		—	1,770,199	8	63,191	95.6	95.6
South San Francisco
Megacampus: Alexandria Technology Center® – Gateway(1)	1,431,486	—		237,684	1,669,170	12	76,377	80.7	69.2
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	812,453	—		107,250	919,703	5	51,351	95.6	84.4
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,252	—		—	504,252	3	28,619	83.0	83.0
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—		—	445,232	2	2,359	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	285,346	—		—	285,346	1	35,828	100.0	100.0
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—		—	155,685	1	10,908	100.0	100.0
South San Francisco	3,634,454	—		344,934	3,979,388	24	205,442	89.1	81.3
Greater Stanford
Megacampus: Alexandria Center® for Life Science – San Carlos	738,038	—		—	738,038	9	43,983	86.5	86.5
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	705,442	—		—	705,442	9	54,520	86.4	86.4
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—		—	340,103	5	24,593	86.5	86.5
3875 Fabian Way	228,000	—		—	228,000	1	9,642	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	198,548	—		—	198,548	3	13,774	100.0	100.0
2100 and 2200 Geng Road	62,526	—		—	62,526	2	2,732	100.0	100.0
3350 West Bayshore Road	61,431	—		—	61,431	1	3,641	73.2	73.2
Greater Stanford	2,334,088	—		—	2,334,088	30	152,885	88.9	88.9
San Francisco Bay Area	7,525,945	212,796		344,934	8,083,675	62	$421,518	90.4%	86.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	28

Property Listing (continued)
September 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Megacampus: One Alexandria Square	1,090,828	—	—	1,090,828	10	$77,208	90.9%	90.9%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	299,138	—	—	299,138	3	13,263	79.7	79.7
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,640	—	—	218,640	4	15,108	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,608,606	—	—	1,608,606	17	105,579	90.1	90.1
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,310,696	426,927	—	1,737,623	8	84,058	99.5	99.5
9880(2), 10210, 10290, and 10300 Campus Point Drive and 4135, 4155, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
University Town Center	2,267,031	426,927	—	2,693,958	15	120,556	99.7	99.7
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	829,437	221,589	—	1,051,026	11	37,841	96.1	96.1
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, and 10055, 10065, and 10075 Barnes Canyon Road
Megacampus: Sequence District by Alexandria	671,039	—	—	671,039	6	23,458	100.0	100.0
6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,207	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,621	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	2,103	100.0	100.0
Sorrento Mesa	2,243,947	221,589	—	2,465,536	28	97,810	98.6	98.6
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,406	—	—	151,406	6	2,502	32.7	32.7
11045 and 11055 Roselle Street	43,313	—	—	43,313	2	2,191	96.1	96.1
Sorrento Valley	194,719	—	—	194,719	8	4,693	46.8	46.8
San Diego	6,314,303	648,516	—	6,962,819	68	$328,638	95.2%	95.2%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	29

Property Listing (continued)
September 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,151,672	—	—	1,151,672	9	$69,333	91.6%	91.6%
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	413,178	227,577	—	640,755	4	23,436	98.8	98.8
400(1) and 701 Dexter Avenue North, 428 Westlake Avenue North, and 219 Terry Avenue North
Lake Union	1,564,850	227,577	—	1,792,427	13	92,769	93.5	93.5
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	20,101	—	—	20,101	2	710	100.0	100.0
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	1,065,132	—	—	1,065,132	22	21,277	87.1	87.1

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522,
22722, and 22745 29th Drive Southeast, 21540, 22213 and 22309 30th
Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street
Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	464,889	—	—	464,889	6	11,412	83.9	83.9
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,530,021	—	—	1,530,021	28	32,689	86.1	86.1
Other	63,057	—	—	63,057	2	666	100.0	100.0
Seattle	3,178,029	227,577	—	3,405,606	45	126,834	90.1	90.1

Maryland
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,691,960	—	—	1,691,960	20	93,268	94.6	94.6
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,507	—	—	131,507	1	4,324	100.0	100.0
1405 and 1450(1) Research Boulevard	114,182	—	—	114,182	2	2,958	72.8	72.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,108	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,976	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	2,193,565	—	—	2,193,565	28	$109,076	94.4%	94.4%
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	30

Property Listing (continued)
September 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	$19,642	93.6%	93.6%
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,300	—	—	486,300	7	17,640	95.1	95.1
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	1,858	100.0	100.0
401 Professional Drive	63,207	—	—	63,207	1	1,434	82.7	82.7
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,524	—	—	1,327,524	20	43,015	94.4	94.4
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,396	100.0	100.0
101 West Dickman Street(1)	142,933	—	—	142,933	1	1,726	71.3	71.3
Beltsville	334,817	—	—	334,817	2	5,122	87.8	87.8
Maryland	3,855,906	—	—	3,855,906	50	157,213	93.9	93.9

Research Triangle
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,214,887	—	—	2,214,887	16	44,550	97.6	97.6
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	711,693	—	—	711,693	6	28,726	92.9	92.9
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	259,962	—	—	259,962	6	7,259	84.8	84.8
104, 108, 110, 112, and 114 TW Alexander Drive and 5 Triangle Drive
Alexandria Technology Center® – Alston	160,574	—	—	160,574	3	2,798	78.2	78.2
100, 800, and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,635	—	—	136,635	3	4,019	95.3	95.3
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,580	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
Research Triangle	3,648,703	—	—	3,648,703	36	$94,255	94.9%	94.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	31

Property Listing (continued)
September 30, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Megacampus: Alexandria Center® for Life Science – New York City	742,700	—	—	742,700	3	$69,317	98.3%	98.3%
430 and 450 East 29th Street
New York City	742,700	—	—	742,700	3	69,317	98.3	98.3

Texas
Austin
Megacampus: Intersection Campus	1,525,359	—	—	1,525,359	12	33,694	83.0	83.0
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
Austin	1,525,359	—	—	1,525,359	12	33,694	83.0	83.0
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,646,187	—	73,298	1,719,485	13	36,866	79.9	76.5

Canada	979,575	—	56,314	1,035,889	11	20,186	90.3	85.4

Non-cluster/other markets	315,440	—	—	315,440	9	12,195	69.6	69.6

North America, excluding properties held for sale	37,303,013	1,672,296	2,100,868	41,076,177	361	1,975,486	90.6%	85.8%

Properties held for sale	1,811,787	—	—	1,811,787	14	53,266	65.9%	65.9%

Total – North America	39,114,800	1,672,296	2,100,868	42,887,964	375	$2,028,752
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	32

Investments in Real Estate
September 30, 2025

ALEXANDRIA’S DEVELOPMENT AND REDEVELOPMENT
DELIVERIES ARE EXPECTED TO PROVIDE INCREMENTAL
GROWTH IN ANNUAL NET OPERATING INCOME

Placed Into Service	Near-Term Deliveries
YTD 3Q25	4Q25–4Q26

$68M	$111M

94% Occupied	80% Leased/Negotiating

712,785 RSF	969,524 RSF
(2)
(1)
(3)
(4)
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Excludes future incremental annual net operating income from recently delivered spaces aggregating 42,449 RSF that were vacant and/or unleased at delivery.
(2)Includes expected partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond, including speculative future leasing that is not yet fully committed. Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 4Q25 through 4Q26 is projected to be $83 million. Refer to the initial and stabilized occupancy years under “New Class A/A+
development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)Represents the current leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 4Q25 through 4Q26.
(4)Represents the RSF related to projects expected to stabilize by 4Q26. Does not include RSF for partial deliveries through 4Q26 from projects expected to stabilize in 2027 and beyond.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	33

Investments in Real Estate
September 30, 2025
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Under Construction		100% Pre-leased Committed Near Term(1)
	Operating	2025 and 2026	2027 and Beyond		Future	Subtotal		Total
Square footage
Operating	37,303,013	—	—	—	—	—		37,303,013
Future Class A/A+ development and redevelopment properties	—	969,524	2,803,640	466,598	24,257,782	28,497,544		28,497,544
Future development and redevelopment square feet currently included in rental properties(2)	—	—	—	(52,620)	(2,082,454)	(2,135,074)		(2,135,074)
Total square footage, excluding properties held for sale	37,303,013	969,524	2,803,640	413,978	22,175,328	26,362,470		63,665,483

Properties held for sale	1,811,787	—	—	—	939,756	939,756		2,751,543
Total square footage	39,114,800	969,524	2,803,640	413,978	23,115,084	27,302,226		66,417,026

Investments in real estate
Gross book value as of September 30, 2025(3)	$29,451,717	$901,674	$2,762,729	$60,398	$4,984,144	$8,708,945	(4)	$38,160,662
Properties held for sale	883,455	—	—	—	112,681	112,681		996,136
Total gross investment in real estate, excluding properties held for sale	$28,568,262	$901,674	$2,762,729	$60,398	$4,871,463	$8,596,264		$37,164,526

Projects under active construction with stabilization
in 2025-2027 and beyond and one 100% pre-leased
committed near-term project expected to commence
in the next year – $3.7 billion
20%
Non-Income-
Producing Assets
Future development projects(5) and land parcels,
primarily located in Megacampuses with critical
milestones in 4Q25 and 2026 – $4.9 billion
Non-Income-Producing Assets as a Percentage of Gross Assets
(1)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we currently have a 55% interest. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(2)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(4)Our share of investment in our development and redevelopment pipeline is $7.6 billion.
(5)As of September 30, 2025, annual rental revenue from future development parcels with existing income was approximately 1% of total annual rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	34

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
September 30, 2025

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs
129,413 RSF	248,018 RSF
100% Occupancy	92% Occupancy

230 Harriet Tubman Way	10935, 10945, and 10955 Alexandria Way(2)	10075 Barnes Canyon Road
San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/Sorrento Mesa
285,346 RSF	334,996 RSF	31,490 RSF
100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles Megacampus.
(2)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	35

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
September 30, 2025
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From YTD 3Q25 Deliveries
Aggregated $68 Million,(1) Including $16 Million in 3Q25

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(3)	Total Project		Unlevered Yields
	3Q25 Delivery Date(2)		Prior to 1/1/25	1Q25	2Q25	3Q25	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/Cambridge/ Inner Suburbs	7/15/25	100%	116,414	—	—	12,999	129,413	100%	320,809	$444,000	6.0%	6.8%
500 North Beacon Street and 4 Kingsbury Avenue/ Greater Boston/Cambridge/Inner Suburbs	8/23/25	100%	211,574	—	—	36,444	248,018	92%	248,018	429,000	6.5	5.9
230 Harriet Tubman Way/San Francisco Bay Area/ South San Francisco	N/A	48.5%	—	285,346	—	—	285,346	100%	285,346	476,000	7.5	6.2
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	7/1/25	100%	93,492	—	119,202	122,302	334,996	100%	334,996	480,000	7.2	6.9
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	7/23/25	50.0%	—	17,718	—	13,772	31,490	100%	253,079	321,000	5.5	5.7
Redevelopment projects
651 Gateway Boulevard/San Francisco Bay Area/ South San Francisco	N/A	50.0%	67,017	—	22,005	—	89,022	75%	326,706	487,000	5.0	5.1
Canada	N/A	100%	78,487	6,430	76,567	—	161,484	100%	250,790	115,000	6.0	6.0
Weighted average/total	7/5/25		566,984	309,494	217,774	185,517	1,279,769		2,019,744	$2,752,000	6.3%	6.1%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Excludes future incremental annual net operating income from recently delivered spaces aggregating 42,449 RSF that were vacant and/or unleased at delivery.
(2)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(3)Occupancy reflects total operating RSF placed in service as of each respective delivery date when the space was placed into service. Subsequent occupancy changes are not reflected.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	36

Key New Class A/A+ Development and Redevelopment Properties: 2025 and 2026 Stabilization (Near-Term Deliveries)
September 30, 2025

99 Coolidge Avenue	4135 Campus Point Court
Greater Boston/ Cambridge/Inner Suburbs	San Diego/ University Town Center
191,396 RSF	426,927 RSF
81% Leased/Negotiating	100% Leased

10075 Barnes Canyon Road	8800 Technology Forest Place
San Diego/Sorrento Mesa	Texas/Greater Houston
221,589 RSF	73,298 RSF
68% Leased/Negotiating	41% Leased/Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	37

Key New Class A/A+ Development and Redevelopment Properties: 2027 and Beyond Stabilization (Intermediate-Term Deliveries)
September 30, 2025

311 Arsenal Street	421 Park Drive	401 Park Drive	40, 50, and 60 Sylvan Road(1)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway	Greater Boston/Route 128
333,758 RSF	392,011 RSF	137,675 RSF	596,064 RSF

1450 Owens Street	651 Gateway Boulevard	269 East Grand Avenue	701 Dexter Avenue North
San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco	Seattle/Lake Union
212,796 RSF	237,684 RSF	107,250 RSF	227,577 RSF

(1)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus. The project is expected to capture demand in our Route 128 submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	38

New Class A/A+ Development and Redevelopment Properties: Current Projects
September 30, 2025

Property/Market/Submarket		Square Footage			Percentage		Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/ Negotiating	Initial	Stabilized
Under construction
2025 and 2026 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	129,413	191,396	320,809	81%	81%	4Q23	4Q26
4135 Campus Point Court/San Diego/University Town Center	Dev	—	426,927	426,927	100	100	3Q26	3Q26
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	31,490	221,589	253,079	68	68	1Q25	2H26
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094	73,298	123,392	41	41	2Q23	4Q26
Canada	Redev	194,476	56,314	250,790	78	78	3Q23	4Q25
		405,473	969,524	1,374,997	80	80

2027 and beyond stabilization
One Hampshire Street/Greater Boston/Cambridge	Redev	—	104,956	104,956	—	—	2027	2028
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	56,904	333,758	390,662	7	7	2027	2027
421 Park Drive/Greater Boston/Fenway	Dev	—	392,011	392,011	13	13	2027	2028
401 Park Drive/Greater Boston/Fenway	Redev	—	137,675	137,675	—	—	2027	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—	596,064	596,064	33	33	4Q26	2027
Other/Greater Boston	Redev	—	453,869	453,869	—	—	2027	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—	212,796	212,796	—	49	2027	2027
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco(2)	Redev	89,022	237,684	326,706	21	21	1Q24	2027
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	Redev	—	107,250	107,250	—	—	2H26	2027
701 Dexter Avenue North/Seattle/Lake Union	Dev	—	227,577	227,577	23	23	4Q26	2027
		145,926	2,803,640	2,949,566

100% Pre-leased committed near-term project expected to commence construction in the next year
Campus Point by Alexandria/San Diego/University Town Center(3)	Dev	—	466,598	466,598	100	100	2028	2028

Total 2027 and beyond stabilization and committed near-term project		145,926	3,270,238	3,416,164	25	28

		551,399	4,239,762	4,791,161	41%	43%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over time.
(2)We continue to build out this project on a floor-by-floor basis. As of September 30, 2025, the remaining cost to complete is $138 million, or 28% of the total cost at completion.
(3)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we currently have a 55% interest. The project is fully leased to a longtime multinational pharmaceutical tenant that currently occupies two buildings within the Megacampus: one building aggregating 52,620 RSF and another building aggregating 52,853 RSF. These buildings generated annual rental revenue of $7.5 million as of 3Q25. At the beginning of 2026, the tenant will vacate the 52,620 RSF building, and during 2028, the tenant will vacate the 52,853 RSF building. We expect to fund the majority of future construction costs at the Megacampus until our ownership interest increases from
55% to 75%, after which future capital would be contributed pro rata with our joint venture partner.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	39

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

September 30, 2025
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2025 and 2026 stabilization with 80% leased/negotiating
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	100%	$154,608	$210,017	$79,375		$444,000		6.0%	6.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	412,619	111,381		524,000		9.0%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	25,573	217,841	77,586		321,000		5.5%	5.7%
8800 Technology Forest Place/Texas/Greater Houston	100%	60,480	46,526	4,994		112,000		6.3%	6.0%
Canada	100%	95,750	14,671	4,579		115,000		6.0%	6.0%
		336,411	901,674

2027 and beyond stabilization(1)
One Hampshire Street/Greater Boston/Cambridge	100%	—	173,897	TBD
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	21,756	298,829
421 Park Drive/Greater Boston/Fenway	100%	—	561,633
401 Park Drive/Greater Boston/Fenway	100%	—	174,402
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	511,925
Other/Greater Boston	100%	—	160,950
1450 Owens Street/San Francisco Bay Area/Mission Bay	25.0%	—	245,677
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	116,744	232,429	137,827		487,000		5.0%	5.1%
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	100%	—	109,065	TBD
701 Dexter Avenue North/Seattle/Lake Union	100%	—	293,922
		138,500	2,762,729
		474,911	3,664,403
100% Pre-leased committed near-term project expected to commence construction in the next year
Campus Point by Alexandria/San Diego/University Town Center(2)	55.0%	—	60,398	599,602		660,000		7.3%	6.5%

Total		$474,911	$3,724,801	$2,670,000	(3)	$6,870,000	(3)

Our share of investment(3)(4)		$410,000	$3,100,000	$2,180,000		$5,690,000
Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2027 and beyond over the next several quarters.
(2)Refer to footnote 3 on the prior page for additional details.
(3)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(4)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
September 30, 2025
(Dollars in thousands)

76% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus™ Ecosystems

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Committed Near Term	Future	Total(1)

Greater Boston
Megacampus: Alexandria Center® at One Kendall Square/Cambridge	100%	$173,897	104,956	—	—	104,956
One Hampshire Street
Megacampus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	311,016	333,758	—	34,157	367,915
311 Arsenal Street
Megacampus: 480 Arsenal Way and 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue/Cambridge/Inner Suburbs	100%	233,479	191,396	—	560,000	751,396
446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue
Megacampus: Alexandria Center® for Life Science – Fenway/Fenway	100%	736,035	529,686	—	—	529,686
401 and 421 Park Drive
Megacampus: Alexandria Center® for Life Science – Waltham/Route 128	100%	576,242	596,064	—	515,000	1,111,064
40, 50, and 60 Sylvan Road, and 35 Gatehouse Drive
Megacampus: Alexandria Center® at Kendall Square/Cambridge	100%	212,439	—	—	174,500	174,500
100 Edwin H. Land Boulevard
Megacampus: Alexandria Technology Square®/Cambridge	100%	8,449	—	—	100,000	100,000
Megacampus: 285, 299, 307, and 345 Dorchester Avenue/Seaport Innovation District	60.0%	295,345	—	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	106,373	—	—	175,000	175,000
215 Presidential Way/Route 128	100%	6,816	—	—	112,000	112,000
Other development and redevelopment projects	100%	379,674	453,869	—	1,348,541	1,802,410
		$3,039,765	2,209,729	—	4,059,198	6,268,927
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Committed Near Term	Future	Total(1)

San Francisco Bay Area
Megacampus: Alexandria Center® for Science and Technology – Mission Bay/ Mission Bay	25.0%	$245,677	212,796	—	—	212,796
1450 Owens Street
Megacampus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	259,005	237,684	—	291,000	528,684
651 Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	115,720	107,250	—	90,000	197,250
211(2) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	429,101	—	—	1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Alexandria Center® for Life Science – Millbrae/South San Francisco	48.5%	158,718	—	—	348,401	348,401
201 and 231 Adrian Road and 30 Rollins Road
Megacampus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	479,347	—	—	1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	164,226	—	—	478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	81,552	—	—	240,000	240,000
Megacampus: 88 Bluxome Street/SoMa	100%	418,909	—	—	1,070,925	1,070,925
		$2,352,255	557,730	—	5,946,156	6,503,886
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest		Book Value	Square Footage
				Development and Redevelopment
				Under Construction	Committed Near Term	Future	Total(1)

San Diego
Megacampus: Campus Point by Alexandria/University Town Center	55.0%	(3)	$620,470	426,927	466,598	500,859	1,394,384
10010(2), 10140(2), 10210, and 10260 Campus Point Drive and 4135, 4161, 4165, and 4224 Campus Point Court
Megacampus: SD Tech by Alexandria/Sorrento Mesa	50.0%		414,636	221,589	—	493,845	715,434
9805 Scranton Road and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%		158,326	—	—	215,000	215,000
Megacampus: One Alexandria Square/Torrey Pines	100%		64,545	—	—	125,280	125,280
10975 and 10995 Torreyana Road
Megacampus: 5200 Illumina Way/University Town Center	51.0%		17,536	—	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%		837	—	—	100,000	100,000
Megacampus: Sequence District by Alexandria/Sorrento Mesa	100%		48,303	—	—	1,661,915	1,661,915
6290, 6310, 6340, 6350, and 6450 Sequence Drive
4075 Sorrento Valley Boulevard/Sorrento Valley	100%		28,167	—	—	144,000	144,000
Other development and redevelopment projects	(4)		78,036	—	—	475,000	475,000
			1,430,856	648,516	466,598	4,167,731	5,282,845
Seattle
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union/ Lake Union	(5)		584,896	227,577	—	1,057,400	1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South/SoDo	100%		62,116	—	—	544,825	544,825
410 West Harrison Street/Elliott Bay	100%		—	—	—	91,000	91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park/ Bothell	100%		19,739	—	—	230,000	230,000
21660 20th Avenue Southeast
Other development and redevelopment projects	100%		151,672	—	—	706,087	706,087
			$818,423	227,577	—	2,629,312	2,856,889
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in this property.
(3)The noncontrolling interest share of our joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases from 55% to 75%, after which future capital would be contributed pro rata with our partner.
(4)Includes a property in which we own a partial interest through a real estate joint venture.
(5)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60% interest in the future development project at 800 Mercer Street aggregating 869,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Committed Near Term	Future		Total(1)

Maryland
Megacampus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	$25,629	—	—	296,000		296,000
9830 Darnestown Road
		25,629	—	—	296,000		296,000
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	163,894	—	—	2,060,000		2,060,000
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle/Research Triangle	100%	111,537	—	—	1,170,000		1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	113,456	—	—	1,055,000		1,055,000
3029 East Cornwallis Road
Megacampus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	55,732	—	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
100 Capitola Drive/Research Triangle	100%	—	—	—	65,965		65,965
Other development and redevelopment projects	100%	4,185	—	—	76,262		76,262
		448,804	—	—	5,177,227		5,177,227
New York City
Megacampus: Alexandria Center® for Life Science – New York City/New York City	100%	175,666	—	—	550,000	(2)	550,000
		$175,666	—	—	550,000		550,000
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our quarterly report on Form 10-Q for the three months ended
September 30, 2025 filed with the Securities and Exchange Commission on October 27, 2025 for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	44

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Committed Near Term	Future	Total(1)

Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	$49,575		73,298	—	116,405	189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	133,684		—	—	250,010	250,010
Other development and redevelopment projects	100%	59,432		—	—	344,000	344,000
		242,691		73,298	—	710,415	783,713

Canada	100%	14,671		56,314	—	371,743	428,057
Other development and redevelopment projects	100%	47,504		—	—	350,000	350,000
Total pipeline as of September 30, 2025, excluding properties held for sale		8,596,264		3,773,164	466,598	24,257,782	28,497,544
Properties held for sale		112,681		—	—	939,756	939,756
Total pipeline as of September 30, 2025		$8,708,945	(2)	3,773,164	466,598	25,197,538	29,437,300

Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 2,135,074 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes $3.7 billion of projects that are currently under construction and one 100% pre-leased committed near-term project expected to commence vertical construction in 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	45

Construction Spending
September 30, 2025
(Dollars in thousands)

Construction spending	Nine Months Ended September 30, 2025	Projected Guidance Midpoint for Year Ending December 31, 2025		Year Ended December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Under construction	$799,723	$1,240,000		$1,791,097
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	365,654	500,000		426,948
Revenue- and non-revenue-enhancing capital expenditures	230,867	415,000	(1)	273,377
Construction spending (before contributions from noncontrolling interests or tenants):	1,396,244	2,155,000		2,491,422
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(156,668)	(230,000)	(2)	(343,798)
Tenant-funded and -built landlord improvements	(171,153)	(175,000)		(129,152)
Total construction spending	$1,068,423	$1,750,000		$2,018,472
2025 guidance range for construction spending		$1,450,000 – $2,050,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction

Timing	Amount(2)
4Q25 through 2026	$130,980
2027 and beyond	35,925
Total	$166,905

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents revenue-enhancing and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements for the year ending December 31, 2025. Our share of the 2025 revenue-enhancing and non-revenue-enhancing capital expenditures is projected to be $320 million at the midpoint of our guidance for 2025 construction spending.
(2)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.

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Capitalization of Interest
September 30, 2025
(Dollars in thousands)

		Average Real Estate Basis Capitalized During YTD 3Q25		Percentage of Total Average Real Estate Basis Capitalized
	Leased/ Negotiating
Key Categories of Real Estate Basis Capitalized
Construction of Class A/A+ properties:
Development and redevelopment of projects under construction and one 100% pre-leased committed near-term project expected to commence construction in the next year:
2025 and 2026 stabilization	80%	$650,004		8%
2027 and beyond stabilization	28%	2,157,701		26
Smaller redevelopments and repositioning of capital projects		1,128,760	(1)	14
Future pipeline projects with critical pre-construction milestones during 4Q25 and 2026:(3)
Megacampus projects		3,032,254	(2)(3)	37
Non-Megacampus projects		1,211,641	(3)	15
Total average real estate basis capitalized(4)		$8,180,360		100%
Smaller redevelopments and repositioning
of capital projects(1) – $1.1 billion
Under construction – 2025 and 2026 stabilization
– $650.0 million (80% leased/negotiating)
Critical milestones in 4Q25 and 2026 –
Future Megacampus projects(2) – $3.0 billion
Under construction and committed near-term
project – stabilization in 2027 and beyond
– $2.2 billion (28% leased/negotiating)
Critical milestones in 4Q25 and 2026 – Future
Non-Megacampus projects – $1.2 billion
Percentage of Total Average Real Estate Basis Capitalized During YTD 3Q25
(1)Includes the real estate basis related to the 617,458 RSF of vacant space as of September 30, 2025 that is leased but not yet delivered. The weighted-average expected delivery date is approximately May 1, 2026.
(2)Includes four key projects on the following pages for additional details, which represent a total average capitalized real estate basis of approximately $1.2 billion during YTD 3Q25.
(3)Includes future pipeline projects that are expected to reach anticipated pre-construction milestones, including various phases of entitlement, design, site work, and other activities necessary to begin aboveground vertical construction on April 14, 2026 on a weighted-average real estate investment basis. We will evaluate whether to proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions, pause future investments, or consider the potential disposition of real estate assets.
(4)In addition to capitalized interest, we incur additional capitalized project costs, including property taxes, insurance, and other costs directly related and essential to the construction of Class A/A+ properties. If we cease activities necessary to prepare a project for its intended use, costs related to such project are expensed as incurred. Annualized capitalized operating expenses and payroll represent approximately 2% and 1%, respectively, of the total average real estate basis subject to capitalization for YTD 3Q25.

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Capitalization of Interest (continued)
September 30, 2025

Key Active, Committed Near-Term, and Future Megacampus™ Development Projects
1.3M RSF
OPERATING

CAMPUS POINT BY ALEXANDRIA
UNIVERSITY TOWN CENTER

4135 Campus Point Court
OPERATING PROPERTY
ACTIVE, 100% PRE-LEASED COMMITTED NEAR-TERM, AND FUTURE DEVELOPMENT

1.4M RSF
ACTIVE/FUTURE
100% Pre-Leased
Committed Near-
Term Development
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

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Capitalization of Interest (continued)
September 30, 2025

Key Future Megacampus™ Development Project
0.7M RSF
OPERATING

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS | GREATER STANFORD

888
Bransten Road
Future Phases
825 and 835
Industrial Road
Caltrain
101
OPERATING PROPERTY
FUTURE DEVELOPMENT

1.5M RSF
FUTURE
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

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Capitalization of Interest (continued)
September 30, 2025

Key Active and Future Megacampus™ Development Project
0.4M RSF
OPERATING

701 Dexter Avenue North
601 Dexter Avenue North
800 Mercer Street
400 Dexter Avenue North
OPERATING PROPERTY
ACTIVE AND FUTURE DEVELOPMENT

1.3M RSF
ACTIVE/FUTURE
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

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Capitalization of Interest (continued)
September 30, 2025

Key Future Megacampus™ Development Project
0.4M RSF
OPERATING

ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – TANFORAN | SOUTH SAN FRANCISCO

Future Phases
BART
Caltrain
Interstate 380

1.9M RSF
FUTURE
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing properties subject to market conditions and leasing.

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Joint Venture Financial Information
September 30, 2025

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,641
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		548,215
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		874,234
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211 and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.5%		285,346
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(2)(4)	San Diego	University Town Center	45.0%	(5)	1,212,414
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(2)(6)	San Diego	Sorrento Mesa	50.0%		829,437
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,012
101 West Dickman Street	Maryland	Beltsville	58.4%	(9)	142,933
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)In addition to the real estate joint ventures listed, we have one consolidated real estate joint venture in the Greater Boston market in which a partner holds a $48.7 million redeemable noncontrolling interest earning a fixed return.
(2)Represents a property currently under construction or in our future development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental
Information for additional details.
(3)Includes 409 and 499 Illinois, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South. Operating RSF excludes 409 and 499 Illinois, which met the criteria to be designated as held for sale as of September
2025.
(4)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(5)The noncontrolling interest share of our joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases from 55% to 75%, after which future capital would be contributed pro rata with our partner. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(6)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the real estate joint ventures listed, we hold an interest in one insignificant unconsolidated real estate joint venture,
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
September 30, 2025
(In thousands)

	As of September 30, 2025
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,103,608	$99,393
Cash, cash equivalents, and restricted cash	160,646	2,341
Other assets	445,479	10,533
Secured notes payable	—	(67,315)
Other liabilities	(230,757)	(5,351)
Redeemable noncontrolling interests	(58,662)	—
	$4,420,314	$39,601

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2025		September 30, 2025
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$118,646	$353,241	$2,700	$7,963
Rental operations	(38,170)	(108,978)	(1,025)	(3,008)
	80,476	244,263	1,675	4,955
General and administrative	(630)	(2,193)	(20)	(101)
Interest	(151)	(905)	(1,060)	(3,118)
Depreciation and amortization of real estate assets	(45,327)	(114,785)	(852)	(2,848)
Impairment of real estate	—	—	—	(8,673)
Gain on sale of interest of unconsolidated JV	—	—	458	458
Fixed returns allocated to redeemable noncontrolling interests(1)	541	943	—	—
	$34,909	$127,323	$201	$(9,327)

Straight-line rent and below-market lease revenue	$6,663	$16,857	$172	$506
Funds from operations(2)	$80,236	$242,108	$595	$1,736

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests for properties in the Greater Boston and San Francisco Bay Area markets. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the properties.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments
September 30, 2025
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	September 30, 2025				Year Ended December 31, 2024
	Three Months Ended		Nine Months Ended
Realized gains	$9,646	(1)	$19,115	(1)	$59,124	(2)
Unrealized gains (losses)	18,515	(3)	(71,568)	(4)	(112,246)	(5)
Investment income (loss)	$28,161		$(52,453)		$(53,122)

	September 30, 2025					December 31, 2024
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$197,229		$28,964	$(101,901)	$124,292	$105,667
Entities that report NAV	482,734		98,002	(40,603)	540,133	609,866
Entities that do not report NAV:
Entities with observable price changes	80,454		53,409	(9,614)	124,249	174,737
Entities without observable price changes	422,519		—	—	422,519	400,487
Investments accounted for under the equity method	N/A		N/A	N/A	326,445	186,228
September 30, 2025	$1,182,936	(6)	$180,375	$(152,118)	$1,537,638	$1,476,985

December 31, 2024	$1,207,146		$228,100	$(144,489)	$1,476,985

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

13%
Public
21%
Tenant
87%
Private
79%
Non-Tenant
(1)Consists of realized gains of $34.8 million and $94.7 million, partially offset by impairment charges of $25.1 million and $75.5 million during the three and nine months ended September 30, 2025, respectively.
(2)Consists of realized gains of $117.2 million, partially offset by impairment charges aggregating $58.1 million during the year ended December 31, 2024.
(3)Consists of unrealized gains of $51.3 million primarily resulting from the increase in fair values of our investments in publicly traded entities and investments in privately held entities that report NAV and $32.8 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended September 30, 2025.
(4)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the nine months ended September 30, 2025.
(5)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the year ended December 31, 2024.
(6)Represents 2.7% of gross assets as of September 30, 2025. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Balance Sheet
September 30, 2025

ALEXANDRIA CONTINUES TO HAVE A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2021(1)
$4.2B	96.7%

REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
11.6	3.97%
Longest Among S&P 500 REITs(3)
TOP 15%
CREDIT RATING RANKING
AMONG ALL PUBLICLY
TRADED U.S. REITS(2)
BBB+
Stable
Baa1
Negative
WEIGHTED AVERAGE
As of September 30, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2021 through September 30, 2025.
(2)Top 15% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of September 30, 2025.
(3)Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for PSA and WY) as of June 30, 2025, except for ARE, which is as of September 30, 2025.

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Key Credit Metrics
September 30, 2025

Liquidity		Limited Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.2B

$5,000
$5,000
$5,000
No outstanding balance
$1,550
<$500
SIGNIFICANT AVAILABILITY
LIMITED BORROWINGS OUTSTANDING
12/31/24
9/30/25
12/31/25 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,450
Cash, cash equivalents, and restricted cash	584
Investments in publicly traded companies	124
Liquidity as of September 30, 2025	$4,158

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

5.5x to 6.0x
3.6x to 4.1x

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

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Summary of Debt
September 30, 2025
(Dollars in millions)

Weighted-Average Remaining Term of 11.6 Years
(1)We expect to have limited borrowings, with less than $500.0 million outstanding on our unsecured senior line of credit and commercial paper program by the end of 2025. We expect to reduce the outstanding balance with proceeds from our 2025 dispositions expected to close in 4Q25. Refer to “Dispositions and exchange of partial interests” in the Earnings Press Release for additional details.
(2)Refer to footnotes 2 through 4 on page 58 under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
September 30, 2025

ALEXANDRIA HAS THE LONGEST WEIGHTED-AVERAGE REMAINING DEBT TERM
AMONG S&P 500 REITS AT 2X THE AVERAGE DEBT TERM FOR THESE REITS

14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
11.6
3.2
4.1
4.4
4.4
4.5
4.5
4.7
5.1
5.1
5.2
5.4
5.6
5.8
5.8
6.0
6.0
6.5
6.6
6.7
6.7
6.8
7.0
7.1
7.5
8.5
8.7
SBAC
BXP
DOC
EXR
IRM
DLR
UDR
VTR
CPT
INVH
HST
AMT
WELL
O
FRT
CCI
VICI
ESS
EQIX
MAA
AVB
EQR
REG
SPG
KIM
PLD
ARE

5.8 Years
Average Debt Term
of S&P 500 REITs
as of June 30, 2025

WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS)
Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for PSA and WY) as of June 30, 2025, except for ARE, which is as of September 30, 2025

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Summary of Debt (continued)
September 30, 2025
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Unsecured senior notes payable	$12,044,999	$—	$12,044,999	88.6%	3.90%	12.6
Unsecured senior line of credit(2) and commercial paper program(3)	—	1,548,542	1,548,542	11.4	4.52	4.3	(4)
Total/weighted average	$12,044,999	$1,548,542	$13,593,541	100.0%	3.97%	11.6	(4)
Percentage of total debt	88.6%	11.4%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of September 30, 2025, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of September 30, 2025, we had $1.5 billion of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 11.1 years. The commercial paper notes sold during the nine months ended September 30, 2025 were issued at a weighted-average yield to maturity of 4.64% and had a weighted-average maturity term of 17 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	September 30, 2025		September 30, 2025
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Long-term fixed-rate debt	$12,121,219	$12,290,203	3.88%	3.86%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	1,503,453	935,353	4.64	4.64
Blended-average interest rate	13,624,672	13,225,556	3.96	3.92
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.14	0.13
Total/weighted average	$13,624,672	$13,225,556	4.10%	4.05%

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Summary of Debt (continued)
September 30, 2025
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2025	Requirement	September 30, 2025

Total Debt to Total Assets	≤ 60%	32%	≤ 60.0%	33.6%
Secured Debt to Total Assets	≤ 40%	—%	≤ 45.0%	—%
Consolidated EBITDA to Interest Expense	≥ 1.5x	9.8x	≥ 1.50x	3.58x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	302%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	8.54x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
101 West Dickman Street	10/29/26	SOFR+1.95%	(3)	6.20%	$26,750	$18,999	58.4%
1450 Research Boulevard	12/6/26	SOFR+1.95%	(3)	6.26%	13,000	8,932	73.2%
1655 and 1725 Third Street	2/10/35	6.37%		6.44%	500,000	496,794	10.0%
					$539,750	$524,725

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2025.
(3)This loan is subject to a fixed SOFR floor of 0.75%.

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Summary of Debt (continued)
September 30, 2025
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2025	2026	2027	2028	2029	Thereafter

Unsecured senior line of credit and commercial paper program(3)	(3)	4.52%	(3)	1/22/30	(3)	$—	$—	$—	$—	$—	$1,550,000	$1,550,000	$(1,458)	$1,548,542
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	300,000	—	—	—	—	300,000	(160)	299,840
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	350,000	—	—	—	—	350,000	(285)	349,715
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	350,000	—	—	—	350,000	(684)	349,316
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	425,000	—	—	425,000	(994)	424,006
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	300,000	—	300,000	(860)	299,140
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	400,000	—	400,000	(1,757)	398,243
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(1,779)	448,221
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(4,143)	695,857
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(3,866)	746,134
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(6,275)	893,725
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(6,458)	993,542
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(6,668)	793,332
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,615)	495,385
Unsecured senior notes payable	5.50%	5.66		10/1/35		—	—	—	—	—	550,000	550,000	(6,470)	543,530
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(3,853)	396,147
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,785)	297,215
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	9,880	709,880
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(10,938)	839,062
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,339)	986,661
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,427)	492,573
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,525)	593,475
Unsecured debt weighted-average interest rate/ subtotal		3.97				—	650,000	350,000	425,000	700,000	11,550,000	13,675,000	(81,459)	13,593,541
Weighted-average interest rate/total		3.97%				$—	$650,000	$350,000	$425,000	$700,000	$11,550,000	$13,675,000	$(81,459)	$13,593,541

Balloon payments						$—	$650,000	$350,000	$425,000	$700,000	$11,550,000	$13,675,000	$(81,459)	$13,593,541
Principal amortization						—	—	—	—	—	—	—	—	—
Total debt						$—	$650,000	$350,000	$425,000	$700,000	$11,550,000	$13,675,000	$(81,459)	$13,593,541
Fixed-rate debt						$—	$650,000	$350,000	$425,000	$700,000	$10,000,000	$12,125,000	$(80,001)	$12,044,999
Variable-rate debt						—	—	—	—	—	1,550,000	1,550,000	(1,458)	1,548,542
Total debt						$—	$650,000	$350,000	$425,000	$700,000	$11,550,000	$13,675,000	$(81,459)	$13,593,541
Weighted-average stated rate on maturing debt						N/A	4.03%	3.95%	3.95%	3.50%	3.89%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details.

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Definitions and Reconciliations
September 30, 2025

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Net (loss) income	$(197,845)	$(62,189)	$38,662	$(16,095)	$213,603
Interest expense	54,852	55,296	50,876	55,659	43,550
Income taxes	3,737	1,020	1,145	1,855	1,877
Depreciation and amortization	340,230	346,123	342,062	330,108	293,998
Stock compensation expense	10,293	12,530	10,064	12,477	15,525
Loss on early extinguishment of debt	107	—	—	—	—
Gain on sales of real estate	(9,366)	—	(13,165)	(101,806)	(27,114)
Unrealized (gains) losses on non-real estate investments	(18,515)	21,938	68,145	79,776	(2,610)
Impairment of real estate	323,870	129,606	32,154	186,564	5,741
Impairment of non-real estate investments	25,139	39,216	11,180	20,266	10,338
Increase (decrease) in provision for expected credit losses on financial instruments	—	—	285	(434)	—
Adjusted EBITDA	$532,502	$543,540	$541,408	$568,370	$554,908

Total revenues	$751,944	$762,040	$758,158	$788,945	$791,607

Adjusted EBITDA margin	71%	71%	71%	72%	70%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in provision for expected credit losses on financial instruments, and significant termination fees. Adjusted
EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
September 30, 2025

Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2025, approximately 91% of our leases
(on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Credit ratings
Represents the credit ratings assigned by S&P Global Ratings or Moody’s Ratings as of
September 30, 2025. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus™ ecosystems within AAA life science innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

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Definitions and Reconciliations (continued)
September 30, 2025

Development, redevelopment, and pre-construction (continued)
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Adjusted EBITDA	$532,502	$543,540	$541,408	$568,370	$554,908

Interest expense	$54,852	$55,296	$50,876	$55,659	$43,550
Capitalized interest	86,091	82,423	80,065	81,586	86,496
Amortization of loan fees	(4,505)	(4,615)	(4,691)	(4,620)	(4,222)
Amortization of debt discounts	(325)	(335)	(349)	(333)	(330)
Cash interest and fixed charges	$136,113	$132,769	$125,901	$132,292	$125,494

Fixed-charge coverage ratio:
– quarter annualized	3.9x	4.1x	4.3x	4.3x	4.4x
– trailing 12 months	4.1x	4.3x	4.4x	4.5x	4.5x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
September 30, 2025

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards with nonforfeitable dividends by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income (loss) to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2025		September 30, 2025
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income (loss)	$34,909	$127,323	$201	$(9,327)
Depreciation and amortization of real estate assets	45,327	114,785	852	2,848
Gain on sale of interest of unconsolidated JV	—	—	(458)	(458)
Impairment of real estate	—	—	—	8,673
Funds from operations	$80,236	$242,108	$595	$1,736
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Total assets	$37,375,148	$37,623,629	$37,600,428	$37,527,449	$38,488,128
Accumulated depreciation	6,416,745	6,146,378	5,886,561	5,625,179	5,624,642
Gross assets	$43,791,893	$43,770,007	$43,486,989	$43,152,628	$44,112,770

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the amount of net operating income, on an annual basis, expected to be realized upon a project being placed into service and achieving full occupancy. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	65

Definitions and Reconciliations (continued)
September 30, 2025

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.
Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2025, as reported by Bloomberg Professional
Services. Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
September 30, 2025

Investments in real estate
The following table reconciles our investments in real estate as of September 30, 2025:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$38,160,662
Less: accumulated depreciation	(6,416,745)
Investments in real estate	$31,743,917
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of September 30, 2025:

		Percentage of
(Dollars in thousands)	Book Value	Gross Assets	Annual Rental Revenue
Projects under active construction and one 100% pre-leased committed near-term project expected to commence in the next year	$3,724,801	9%	—%
Future development projects(1) and land parcels primarily located in Megacampuses	4,871,463	11	1
	$8,596,264	20%	1%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Space Intentionally Blank
Investments in real estate (continued)
The square footage presented in the table below is classified as operating as of
September 30, 2025. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2025	2026	Thereafter(1)	Total
Committed near-term project:
Campus Point by Alexandria/University Town Center	Dev	—	52,620	—	52,620
Future projects:
446, 458, and 500 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	116,623	116,623
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100 and 2200 Geng Road/Greater Stanford	Dev	—	—	62,526	62,526
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
Campus Point by Alexandria/University Town Center	Dev	—	—	96,805	96,805
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	555,754	555,754
410 West Harrison Street/Elliott Bay	Dev	—	—	17,205	17,205
Other/Seattle	Dev	—	—	63,057	63,057
100 Capitola Drive/Research Triangle	Dev	—	—	39,370	39,370
Canada	Redev	—	—	247,743	247,743
		—	—	2,082,454	2,082,454
Total		—	52,620	2,082,454	2,135,074

(1)Includes vacant square footage as of September 30, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	67

Definitions and Reconciliations (continued)
September 30, 2025

Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, which are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Space Intentionally Blank
Key items included in net income attributable to Alexandria’s common stockholders
We present a tabular comparison of items, whether gain or loss, that may facilitate a high-
level understanding of our results and provide context for the disclosures included in this Supplemental
Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form
10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions.
Impairments of non-real estate investments and changes in the provision for expected credit losses on financial instruments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.
Megacampus™
A Megacampus ecosystem is a cluster campus that consists of approximately 1 million RSF or greater, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF, excluding properties classified as held for sale, as of September 30,
2025:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,522,942	20,092,287
Core and non-core	452,544	6,270,183
Total	$1,975,486	26,362,470

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	77%	76%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends is reduced by distributions to noncontrolling interests and excludes changes in operating assets and liabilities as they represent timing differences.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	68

Definitions and Reconciliations (continued)
September 30, 2025

Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Secured notes payable	$—	$153,500	$150,807	$149,909	$145,000
Unsecured senior notes payable	12,044,999	12,042,607	12,640,144	12,094,465	12,092,012
Unsecured senior line of credit and commercial paper	1,548,542	1,097,993	299,883	—	454,589
Unamortized deferred financing costs	76,383	78,574	80,776	77,649	79,610
Cash and cash equivalents	(579,474)	(520,545)	(476,430)	(552,146)	(562,606)
Restricted cash	(4,705)	(7,403)	(7,324)	(7,701)	(17,031)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$13,085,745	$12,844,726	$12,687,856	$11,762,176	$12,191,574

Adjusted EBITDA:
– quarter annualized	$2,130,008	$2,174,160	$2,165,632	$2,273,480	$2,219,632
– trailing 12 months	$2,185,820	$2,208,226	$2,218,722	$2,228,921	$2,184,298

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	6.1x	5.9x	5.9x	5.2x	5.5x
– trailing 12 months	6.0x	5.8x	5.7x	5.3x	5.6x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/25	9/30/24	9/30/25	9/30/24
Net (loss) income	$(197,845)	$213,603	$(221,372)	$526,828

Equity in (earnings) losses of unconsolidated real estate joint ventures	(201)	(139)	9,327	(424)
General and administrative expenses	29,224	43,945	89,027	135,629
Interest expense	54,852	43,550	161,024	130,179
Depreciation and amortization	340,230	293,998	1,028,415	872,272
Impairment of real estate	323,870	5,741	485,630	36,504
Loss on early extinguishment of debt	107	—	107	—
Gain on sales of real estate	(9,366)	(27,114)	(22,531)	(27,506)
Investment (income) loss	(28,161)	(15,242)	52,453	(14,866)
Net operating income	512,710	558,342	1,582,080	1,658,616
Straight-line rent revenue	(18,821)	(29,087)	(59,380)	(125,676)
Amortization of deferred revenue related to tenant- funded and -built landlord improvements	(5,455)	(329)	(9,507)	(329)
Amortization of acquired below-market leases	(6,456)	(17,312)	(31,874)	(70,167)
Provision for expected credit losses on financial instruments	—	—	285	—
Net operating income (cash basis)	$481,978	$511,614	$1,481,604	$1,462,444

Net operating income (cash basis) – annualized	$1,927,912	$2,046,456	$1,975,472	$1,949,925

Net operating income (from above)	$512,710	$558,342	$1,582,080	$1,658,616
Total revenues	$751,944	$791,607	$2,272,142	$2,327,449
Operating margin	68%	71%	70%	71%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	69

Definitions and Reconciliations (continued)
September 30, 2025

Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and changes in provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases;
contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and
property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net operating income on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
September 30, 2025

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2025:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2024	Properties
99 Coolidge Avenue	1	840 Winter Street	1
1450 Owens Street	1	Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6
10075 Barnes Canyon Road	1
421 Park Drive	1		7
4135 Campus Point Court	1	Acquisitions after January 1, 2024	Properties
701 Dexter Avenue North	1	Other	3
	6		3
Development – placed into		Unconsolidated real estate JVs	4
service after January 1, 2024	Properties	Properties held for sale	14
9810 Darnestown Road	1	Total properties excluded from same properties	61
9820 Darnestown Road	1
1150 Eastlake Avenue East	1	Same properties	314
4155 Campus Point Court	1	Total properties in North America as of September 30, 2025	375
201 Brookline Avenue	1
9808 Medical Center Drive	1
230 Harriet Tubman Way	1
500 North Beacon Street and 4 Kingsbury Avenue	2
10935, 10945, and 10955 Alexandria Way	3
	12
Redevelopment – under construction	Properties
40, 50, and 60 Sylvan Road	3
269 East Grand Avenue	1
651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
One Hampshire Street	1
Canada	4
Other	2
	15
Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which a development or redevelopment project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Income from rentals	$735,849	$737,279	$743,175	$763,249	$775,744	$2,216,303	$2,286,457
Rental revenues	(541,070)	(553,377)	(552,112)	(566,535)	(579,569)	(1,646,559)	(1,737,804)
Tenant recoveries	$194,779	$183,902	$191,063	$196,714	$196,175	$569,744	$548,653

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	71

Definitions and Reconciliations (continued)
September 30, 2025

Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Unencumbered net operating income	$512,710	$535,766	$530,691	$547,921	$553,589
Encumbered net operating income	—	1,841	1,072	592	4,753
Total net operating income	$512,710	$537,607	$531,763	$548,513	$558,342
Unencumbered net operating income as a percentage of total net operating income	100.0%	99.7%	99.8%	99.9%	99.1%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable dividends in the calculation of diluted shares.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Basic shares for earnings per share	170,181	170,135	170,522	172,262	172,058	170,278	172,007
Unvested RSAs with forfeitable dividends	—	—	—	—	—	—	—
Diluted shares for earnings per share	170,181	170,135	170,522	172,262	172,058	170,278	172,007

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,181	170,135	170,522	172,262	172,058	170,278	172,007
Unvested RSAs with forfeitable dividends	124	57	77	—	—	73	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,305	170,192	170,599	172,262	172,058	170,351	172,007

Weighted-average unvested RSAs with nonforfeitable dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	1,917	1,998	2,053	2,417	2,838	1,989	2,901